UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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HEALTH NET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH NET,

INC.

NOTICE OF

2004 ANNUAL

MEETING

AND

PROXY

STATEMENT

Preliminary Copy

March     , 2004

Dear Stockholders:

It is a pleasure to invite you to attend the 2004 Annual Meeting of Stockholders of Health Net, Inc. to be held at the company’s offices located at 21281 Burbank Boulevard in Woodland Hills, California 91367 on Thursday, May 13, 2004, at 10:00 a.m. (Pacific daylight time). For your convenience, we are offering a live webcast of the annual meeting on our Internet web site, www.health.net.

Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the annual meeting. In addition, a report on our business operations will be presented at the meeting. Stockholders who attend the annual meeting will have an opportunity to ask questions at the meeting; those who participate in the live webcast may submit questions during the meeting via the Internet.

It is important that you vote your shares whether or not you plan to attend the annual meeting. We urge you to carefully review the proxy statement and to vote your choices either on the enclosed proxy card or via the Internet. Please sign and date your proxy card and return it in the envelope provided as soon as possible or complete a proxy card over the Internet at www.computershare.com/us/proxy. If you do attend the annual meeting in person, your proxy can be revoked at your request.

We look forward to your attendance at the annual meeting.

Sincerely,

Jay M. Gellert

President and Chief Executive

Officer

Preliminary Copy

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Health Net, Inc. will hold its 2004 Annual Meeting of Stockholders on Thursday, May 13, 2004 at 10:00 a.m. (Pacific daylight time) at the Company’s offices at 21281 Burbank Boulevard in Woodland Hills, California 91367, for the following purposes:

1.	To elect nine directors to serve for a term of one year or until the 2005 Annual Meeting of Stockholders.

2.	To adopt an amended and restated Certificate of Incorporation that eliminates Health Net’s Class B Convertible Common Stock, $.001 par value per share, and refers to the single remaining class of Health Net common stock as “Common Stock” rather than “Class A Common Stock.”

3.	To ratify the selection of Deloitte & Touche LLP as Health Net’s independent public accountants.

4.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed Friday, March 19, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

At the annual meeting, each share of Class A Common Stock, $.001 par value per share, of Health Net represented at the annual meeting will be entitled to one vote on each matter properly brought before the annual meeting. Jay M. Gellert and B. Curtis Westen have been appointed as proxy holders, with full rights of substitution, for the holders of Class A Common Stock.

By Order of the Board of Directors,

B. Curtis Westen, Esq.

Senior Vice President, General Counsel and Secretary

March     , 2004

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2004 Annual Meeting of Stockholders of Health Net, Inc. in person. However, to ensure your representation at the annual meeting, please mark, sign and date the enclosed proxy card and return it as soon as possible in the enclosed self-addressed, postage-paid envelope or, alternatively, fill out a proxy card over the Internet at www.computershare.com/us/proxy. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy.

Preliminary Copy

PROXY STATEMENT

General; Voting of Shares

The accompanying proxy is solicited by the Board of Directors of Health Net, Inc. (the “Company,” “Health Net,” “we,” “us” or “our”) for use at its 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 13, 2004 at 10:00 a.m. (Pacific daylight time) at the Company’s offices at 21281 Burbank Boulevard, Woodland Hills, California 91367, and at any adjournments or postponements thereof. The Company expects to mail this proxy statement and accompanying proxy card beginning on or about March 26, 2004 to holders of record of the Company’s Class A Common Stock, $.001 par value per share (“Class A Common Stock”), on March 19, 2004 (the “Record Date”).

We are offering a live webcast of the Annual Meeting on our Internet web site, www.health.net. The webcast of the Annual Meeting will consist of live sound, real-time access to printed material and the ability of stockholders to submit questions during the question and answer period. To participate in the webcast of the Annual Meeting, a stockholder should log on to www.health.net on Thursday, May 13, 2004 shortly before 10:00 a.m. (Pacific daylight time) and follow the instructions provided under the “Investor Relations” section of the web site. Stockholders will not be permitted to vote over the Internet during the Annual Meeting.

Only holders of record of Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Class A Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company’s bylaws require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Participation by a stockholder in the live webcast of the Annual Meeting will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

In voting, please specify your choices either by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope or, alternatively, by completing a proxy card over the Internet at www.computershare.com/us/proxy before 1:00 a.m. (Central daylight time) on May 13, 2004. Voting over the Internet will not be permitted after 1:00 a.m. (Central daylight time) on Thursday, May 13, 2004. If no directions are given and either the signed card is returned or the Internet proxy card is submitted, then the proxy holders will vote the shares for the election of all listed nominees and in accordance with the directors’ recommendations or as stated on the proxy card for the other subjects listed on the proxy card, and in their discretion on any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

Instructions on how to submit a proxy via the Internet are located on the attachment to the proxy card included with this proxy statement. The Internet voting procedures are designed to authenticate stockholders of the Company by use of a control number located on the attachment to the proxy card included herewith. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges and telecommunications costs, will be your responsibility.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. A proxy may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Class A Common Stock and delivering it to the Secretary of the Company or submitting it electronically via the Internet at www.computershare.com/us/proxy before 1:00 a.m. (Central daylight time) on May 13, 2004, or by attending the Annual Meeting in person and voting such shares during the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Health Net, Inc., at its executive offices at 21650 Oxnard Street, Woodland Hills, California 91367 or if a subsequently dated proxy is submitted electronically, it should be sent via the Internet before 1:00 a.m. (Central daylight time) on May 13, 2004 using the web site at www.computershare.com/us/proxy.

Shares Outstanding

As of the Record Date, the Company had outstanding                      shares of Class A Common Stock. Each share of Class A Common Stock is entitled to one vote.

Solicitation

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Class A Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Your vote is important. Please return a proxy card (or fill out the Internet proxy) promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. Highlights of the Annual Meeting and the voting results will be included in the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2004.

INTRODUCTION

We are an integrated managed care organization that delivers managed health care services. We operate and conduct our businesses through subsidiaries of Health Net, Inc., which is among the nation’s largest publicly traded managed health care companies. Unless the context otherwise requires, the terms “Company,” “we,” “us,” and “our” refer to Health Net, Inc. and its subsidiaries.

Our health plans and government contracts subsidiaries provide health benefits through our health maintenance organizations (“HMOs”), insured preferred provider organizations (“PPOs”) and point-of-service (“POS”) plans to approximately 5.3 million individuals in 14 states through group, individual, Medicare, Medicaid and TRICARE programs. We also offer managed health care products related to behavioral health and prescription drugs. In addition, we own health and life insurance companies licensed to sell exclusive provider organization (“EPO”), PPO, POS and indemnity products, as well as auxiliary non-health products such as life and accidental death and disability insurance, in 36 states and the District of Columbia.

We were incorporated in 1990. Our current operations are the result of the April 1, 1997 merger transaction (the “FHS Combination”) involving Health Systems International, Inc. (“HSI”) and Foundation Health Corporation (“FHC”). We changed our name to Health Net, Inc. in November 2000. Prior to the FHS Combination, we were the successor to the business conducted by Health Net of California, Inc., now our HMO subsidiary in California and HMO and PPO networks operated by QualMed, Inc. (“QualMed”), which combined with the Company in 1994 to create HSI.

The mailing address of our principal executive office is 21650 Oxnard Street, Woodland Hills, CA 91367, and our Internet web site address is www.health.net.

PROPOSAL 1—ELECTION OF DIRECTORS

At the annual meeting, stockholders will elect nine directors. The nominees are J. Thomas Bouchard, Thomas T. Farley, Gale S. Fitzgerald, Patrick Foley, Jay M. Gellert, Roger F. Greaves, Richard W. Hanselman, Richard J. Stegemeier and Bruce G. Willison. As more fully described below, Gov. George Deukmejian, a current member of the Board of Directors, will be retiring from his position as a director effective on the date of the Annual Meeting. Each director will be elected to hold office for a term of one year or until the 2005 Annual Meeting of Stockholders. Each elected director will continue in office until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Health Net’s bylaws provide that the persons receiving a plurality of the votes cast, up to the number of directors to be elected, shall be elected. Abstentions will not be counted as votes cast and will have no effect on the vote for directors. Stockholders eligible to vote at the annual meeting do not have cumulative voting rights with respect to the election of directors. Since only nine nominees have been named, proxies cannot be voted for a number of persons greater than nine.

It is expected that the nominees named above will stand for election at the 2004 Annual Meeting of Stockholders, but if any of the nominees declines or is unable to do so, the proxies will be voted for another person or persons designated by the Governance Committee of the Board of Directors of the Company.

The Board of Directors recommends a vote

FOR each named nominee.

Director Nominees

The Company’s certificate of incorporation provides for directors to be elected on an annual basis. The certificate of incorporation further provides that the Board of Directors will consist of not less than three nor more than twenty members, the exact number to be determined in accordance with the Company’s bylaws. The bylaws provide that the exact number of directors shall be fixed from time to time by the Board of Directors, and the number of members constituting the Board of Directors has been fixed by the Board of Directors at ten.

The Board of Directors currently consists of ten members. Following Gov. Deukmejian’s retirement the Board will consist of nine members. The Company’s bylaws provide that a Director shall be deemed to have retired and resigned from the Board of Directors effective immediately prior to the first annual meeting of stockholders occurring after such Director attains seventy-two years of age; provided, however, that members of the Board of Directors on February 4, 1999 shall be deemed to have retired and resigned from the Board of Directors effective upon the date of the first annual meeting of stockholders after attaining seventy-five years of age; and provided further that the Board of Directors shall have the power to waive the application of such provisions to a given Director on a case-by-case basis by affirmative vote of two-thirds of the Directors after considering all of the applicable facts and circumstances. The Board of Directors has waived the application of such provisions with respect to Mr. Hanselman and Mr. Stegemeier (each of whom is seventy-five years of age or older and was a member of the Board of Directors on February 4, 1999) for one year.

The Company’s bylaws also provide that a Director who has held office for any period of nine consecutive years after October 14, 2003 shall not be qualified to be elected as a Director at the first annual meeting of stockholders occurring after the end of such ninth consecutive year and shall be deemed to have retired and resigned from the Board of Directors effective immediately upon the completion of such ninth consecutive year in office; provided, however, that the Board of Directors shall have the power to waive the application of such provisions to a given Director on a case-by-case basis by an affirmative vote of two-thirds of the Directors after considering all of the applicable facts and circumstances.

The nine nominees were designated for election, pursuant to the bylaws, by the Governance Committee of the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected. The following table sets forth certain information with respect to the nominees:

NOMINEES

Name	Principal Occupation or Employment	Age
J. Thomas Bouchard	Former Senior Vice President, Human Resources of International Business Machines Corporation	63

Thomas T. Farley	Senior Partner of Petersen & Fonda, P.C.	69

Gale S. Fitzgerald	Former Chair and Chief Executive Officer of Computer Task Group, Inc.	53

Patrick Foley	Former Chairman, President and Chief Executive Officer of DHL Airways, Inc. and Director of various companies	72

Jay M. Gellert	President and Chief Executive Officer of the Company	50

Roger F. Greaves	Chairman of the Board of the Company, Former Co-President and Co-Chief Executive Officer of the Company and Director of various companies	66

Richard W. Hanselman	Former Chairman of the Board of the Company and Director and Consultant to various companies	76

Richard J. Stegemeier	Chairman Emeritus of the Board of Directors of Unocal Corporation	75

Bruce G. Willison	Dean, UCLA Anderson School of Management	55

NON-CONTINUING DIRECTOR

Name	Principal Occupation or Employment	Age	Existing Term to Expire
Gov. George Deukmejian	Former Partner of Sidley Austin Brown & Wood and former Governor of the State of California	75	2004

Information Concerning Current Members of the Board of Directors and Nominees

Mr. Bouchard became a director of the Company upon consummation of the FHS Combination in April 1997. Previously, he served as a director of HSI since January 1994, upon consummation of the merger transaction involving H.N. Management Holdings, Inc. and QualMed, Inc. (“QualMed”) which created HSI (the “HSI Combination”). Mr. Bouchard served as a director of QualMed from May 1991 until February 1995. From October 1994 to July 2000, Mr. Bouchard served as Senior Vice President, Human Resources of International Business Machines Corporation. From June 1989 until October 1994, Mr. Bouchard served as Senior Vice President & Chief Human Resources Officer of U.S. West, Inc., a diversified global communications company, and prior to that time he was Senior Vice President-Human Resources and Organization for United Technologies Corp. Mr. Bouchard has served as a director of Nordstrom fsb (formerly Nordstrom National Credit Bank) since April 1991, and also currently serves as a director of Manpower, Inc., a global staffing company delivering staffing and workforce management solutions.

Mr. Deukmejian became a director of the Company upon consummation of the FHS Combination in April 1997 and will serve in this capacity until his scheduled retirement in May 2004. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Deukmejian served as a director of QualMed from April 1992 until February 1995. From February 1991 through June 1999, Mr. Deukmejian was a partner in the law firm of Sidley Austin Brown & Wood, Los Angeles, California. From July 1999 to June 2000, Mr. Deukmejian was senior counsel to Sidley Austin Brown & Wood. Mr. Deukmejian served as Governor of the State of California for two terms, from January 1983 to January 1991. Mr. Deukmejian also served the State of California as Attorney General from 1979 to 1982, as a State Senator from 1967 to 1978 and as a State Assemblyman from 1963 to 1966. Mr. Deukmejian is currently a director of The Keith Companies.

Mr. Farley became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Farley served as a director of QualMed from February 1991 until February 1995 and is a senior partner in the law firm of Petersen & Fonda, P.C., Pueblo, Colorado. Mr. Farley was formerly President of the governing board of Colorado State University, the University of Southern Colorado and Ft. Lewis College and Chairman of the Colorado Wildlife Commission. He served as Minority Leader of the Colorado House of Representatives from 1967 to 1975. Mr. Farley was a director of the Public Service Company of Colorado, a public gas and electric company, from 1983 to 1997 and is a director/advisor of Wells Fargo Bank of Pueblo and Sunset. Mr. Farley is a member of the Board of Regents of Santa Clara University, a Jesuit institution, and a director of Colorado Public Radio.

Ms. Fitzgerald became a director of the Company in March 2001. From July 2002 through October 2002, Ms. Fitzgerald served as President and Chief Executive Officer of QP Group, a procurement solutions company. From October 1994 to June 2000, Ms. Fitzgerald served as Chair and Chief Executive Officer of Computer Task Group, Inc. (“CTG”), an international information technology services firm. Ms. Fitzgerald also served on the Board of Directors of Kaleida Health System in Buffalo, New York from 1995 to 2002, and was Vice Chair from 2000 to 2002, and served on the Advisory Board of the University of Buffalo’s School of Management from 1993 to 2001. Ms. Fitzgerald served on the Boards of Directors of the Information Technology Services (“ITS”) Division of Information Technology Association of America (“ITAA”) and of ITAA from 1992 to 2002, and was Chair of the ITS Board from 1998 to 2002. Ms. Fitzgerald is a director of Diebold, Inc., a company which specializes in providing integrated self-service delivery systems and services. Ms Fitzgerald is also a founding partner and director of TranSpend, Inc. a privately held firm focused on total spend optimization.

Mr. Foley became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Foley served as a director of FHC from 1996 until the FHS Combination. Mr. Foley served as Chairman and Chief Executive Officer of DHL Airways, Inc. from September 1988 through July 1999. Mr. Foley is also a director of Glenborough Realty Trust and Flextronics International.

Mr. Gellert was elected to the Board of Directors of the Company in February 1999. He became President and Chief Executive Officer of the Company in August 1998. Previously Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.’s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert has been a director of Ventas, Inc. since August 2001. Mr. Gellert is currently a director of the American Association of Health Plans.

Mr. Greaves became a director of the Company in April 1997 upon consummation of the FHS Combination and became Chairman of the Board of Directors in January 2004. Mr. Greaves served as a director of HSI from January 1994 until the FHS Combination. Mr. Greaves served as Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company from January 1994 (upon consummation of the HSI Combination) until March 1995. Prior to January 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc. (a predecessor to the Company) since its incorporation in June 1990. Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net of California, Inc. (“HN California”), a subsidiary of the Company. Mr. Greaves also served a prior term as Chairman of the Board of Directors of HN California, and concurrently served as President and Chief Executive Officer of HN California. Prior to joining HN California, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968. Mr. Greaves serves as an Honorary member of the Board of Trustees of California State University at Long Beach.

Mr. Hanselman became a director of the Company in April 1997 upon consummation of the FHS Combination and served as Chairman of the Board of Directors from May 1999 to January 2004. Mr. Hanselman served as a director of FHC from 1990 until the FHS Combination. He has been a corporate director of and consultant to various companies since 1986. Mr. Hanselman is currently a director of Arvin Meritor, Inc. and Honorary Trustee of the Committee for Economic Developments.

Mr. Stegemeier became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Stegemeier served as a director of FHC from 1993 until the FHS Combination. He is Chairman Emeritus of the Board of Directors of Unocal Corporation and served as Chairman and Chief Executive Officer of Unocal Corporation from July 1988 until his retirement in May 1994. Mr. Stegemeier is currently a director of Montgomery Watson Inc. He is also the Trustee of the University of Southern California and the University of Missouri Rolla.

Mr. Willison became a director of the Company in December 2000. Since July 1999, Mr. Willison has served as Dean, UCLA Anderson School of Management. From April 1996 to October 1998, Mr. Willison served as President and Chief Operating Officer of H.F. Ahmanson, Inc. (Home Savings of America). Prior thereto, Mr. Willison was Chairman, President and Chief Executive Officer of First Interstate Bank of California from February 1991 to April 1996. Mr. Willison is also a director of Home Store, Inc. and is a trustee of SunAmerica Funds. Since 1991, Mr. Willison has served as the Vice Chair of the United Way of Greater Los Angeles, and since 1996 has been a board member of Operation Hope.

EXECUTIVE OFFICERS

The following sets forth certain biographical information with respect to the current executive officers of the Company, and all individuals who served as an executive officer of the Company during 2003.

Name	Age	Position
Jay M. Gellert	50	President and Chief Executive Officer
Jeffrey Folick	56	Executive Vice President, Regional Health Plans and Specialty Companies
Karin D. Mayhew	53	Senior Vice President of Organization Effectiveness
Marvin P. Rich	58	Executive Vice President, Finance and Operations
Jonathan Scheff, M.D.	52	Senior Vice President and Chief Medical Officer
B. Curtis Westen, Esq.	43	Senior Vice President, General Counsel and Secretary
Christopher P. Wing	46	Executive Vice President, Regional Health Plans and Specialty Companies
James P. Woys	45	President of Health Net Federal Services
Timothy J. Moore, M.D.	47	Former Senior Vice President and Chief Medical Officer

Mr. Gellert became President and Chief Executive Officer of the Company in August 1998. Previously, Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Mr. Gellert has been a director of the Company since March 1999. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.’s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert has been a director of Ventas, Inc. since August 2001. Mr. Gellert is currently a director of the American Association of Health Plans.

Mr. Folick became Executive Vice President, Regional Health Plans and Specialty Companies of the Company in May 2002. Prior to joining the Company, Mr. Folick was employed by PacifiCare Health Systems, Inc. (“PacifiCare”) since 1989 in various capacities, including President, Chief Operating Officer, President and CEO of the Health Plans Division and Executive Vice President. Prior to joining PacifiCare, Mr. Folick held executive positions at Peak of California and CareAmerica Health Plan of California, and has served as chief financial officer of both Valley Presbyterian Hospital and Allegheny County Hospital System.

Ms. Mayhew became Senior Vice President of Organization Effectiveness of the Company in January 2001. Ms. Mayhew served as Senior Vice President of Human Resources of the Company from April 1999 to January 2001. Prior to joining the Company, Ms. Mayhew served as Senior Vice President, Organization Development of Southern New England Telecommunications Company (“SNET”), a northeast regional information, entertainment and telecommunications company based in Connecticut. SNET was acquired by SBC Communications, Inc. in October 1998. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President, Human Resources, since 1972.

Mr. Rich became Executive Vice President of Finance and Operations of the Company in January 2002. Mr. Rich served as President of WebMD from September 2000 to September 2001 and as President, Medical Manager and Chief Executive Officer of CareInsight, Inc. from January 2000 to September 2000. Mr. Rich served as Chief Administrative Officer of Oxford Health Plans from March 1998 to December 1999. Mr. Rich also served as Executive Vice President, Finance & Systems of Kmart from 1994 to 1998.

Dr. Scheff became Senior Vice President and Chief Medical Officer of the Company in August 2003. Dr. Scheff served as Senior Vice President and Chief Medical Officer for Health Net Federal Services, Inc., the Company’s federal services subsidiary, from October 1995 to June 2003. Before joining the federal services group, Dr. Scheff served in positions of increasing responsibility including Senior Vice President of Health Care Operations in Foundation Health Corporation’s California health plan (a predecessor company to Health Net) from January 1992 to October 1995. Prior to that, he was regional medical director with Aetna Health Plans from June 1988 to December 1991. Prior thereto, Dr. Scheff served as medical consultant for Milliman and Robertson.

Mr. Westen became Senior Vice President, General Counsel and Secretary of the Company upon consummation of the FHS Combination. Mr. Westen served as Senior Vice President, General Counsel and Secretary of HSI since April 1995. Mr. Westen also serves as a director of certain subsidiaries of the Company. Mr. Westen served as Senior Vice President, General Counsel and Secretary of QualMed since February 1994, and served as Vice President of Administration of QualMed from June 1993 until February 1994. Mr. Westen served as Assistant General Counsel and Assistant Secretary of QualMed from March 1992 until June 1993. From September 1986 until March 1992 Mr. Westen was an attorney with the firm of Lord, Bissell & Brook in Chicago, Illinois.

Mr. Wing became Executive Vice President, Regional Health Plans and Specialty Companies of the Company and President of the Company’s California operations in April 2002. Prior to joining the Company, Mr. Wing served for more than eight years with PacifiCare. Most recently, he served as western region president of PacifiCare and president and chief executive officer of PacifiCare of California. He previously served as northwestern region vice president and chief executive officer for PacifiCare of Washington, and also served as president and chief executive officer for PacifiCare of Utah; senior vice president, health services, for PacifiCare of California and vice president/general manager for PacifiCare of California. Before joining PacifiCare in 1994, Mr. Wing held executive positions with several other health care companies, including Blue Cross of California, Lincoln National Life Insurance Company, Prudential Health Care Plan, Inc. and Maxicare Health Plans, Inc.

Mr. Woys became President of Health Net Federal Services in February 2001, and such position became an executive officer position of the Company in May 2002. Mr. Woys served as Chief Operating Officer and President of Health Net Federal Services from November 1999 to February 2001. Mr. Woys served as Chief Operating Officer and Senior Vice President for Foundation Health Federal Services from February 1998 to November 1999. Mr. Woys served as Senior Vice President of Foundation Health Federal Services from January 1995 to February 1998. From January 1990 to January 1995, Mr. Woys served as Vice President and Chief Financial Officer of the Government Division of FHC. Mr. Woys served as Director of Corporate Finance/Tax for FHC from October 1986 to January 1990. Prior to Mr. Woys’ employment with FHC, he was employed by Price Waterhouse from 1982 to 1986 and by Arthur Andersen & Co. from 1980 to 1982.

Dr. Moore served as Senior Vice President and Chief Medical Officer of the Company from January 2001 to August 2003 at which time Dr. Moore resigned for the Company. Dr. Moore served as Senior Vice President and Chief Medical Officer for the Company’s northeast operations from November 1998 to January 2001. Before joining the Company, Dr. Moore served as Vice President of Health Systems Integration at Humana Inc. from March 1996 to November 1998. Prior thereto, Dr. Moore served as a clinical consultant for Towers Perrin Integrated Health Systems, a Minneapolis-based international consulting practice.

Certain Relationships and Related Party Transactions

The following information relates to transactions during 2003 between the Company and certain directors and executive officers of the Company.

Mr. Gellert is a director of Miavita, Inc., an Internet health services company in which the Company has made an investment of $2.3 million as of December 31, 2003, and to which the Company paid $250,000 in 2003 in connection with certain agreements the Company has with Miavita, Inc.

Since January 1, 1998, each of the following current and former executive officers of the Company for 2003 received one-time loans from the Company in the amounts indicated in connection with their hire, promotion or relocation: Ms. Mayhew ($300,000), Dr. Moore ($50,000), and Mr. Westen ($250,000). The loans accrue interest at the prime rate and each is payable upon demand by the Company in the event of a voluntary termination of employment of the respective officer or termination for Cause (as defined in their respective employment agreements).

Dr. Moore resigned from his position as Senior Vice President and Chief Medical Officer in August 2003 and repaid the outstanding principal amount of his loan concurrent with his resignation.

With respect to the loans provided to Mr. Westen and to Ms. Mayhew, the principal and interest of the loans is to be forgiven by the Company at varying times after the date of hire, promotion or relocation of the respective officers. A loan will be forgiven prior to such time in the event the respective officer’s employment is terminated involuntarily without Cause, voluntarily due to Good Reason following a Change of Control (each as defined in their respective employment agreements), or due to death or disability.

Income incurred by an officer due to interest on all of such loans (but not the principal) being forgiven is “grossed up” by the Company to cover the income taxes due upon such interest forgiveness. As of December 31, 2003, the remaining principal under each of the loans was as follows: Ms. Mayhew, $60,000; and Mr. Westen, $0.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Members of the Board of Directors are elected by the holders of Class A Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

The Company’s Board of Directors met a total of eight times in 2003. Each member of the Board of Directors of the Company was present for 75% or more of the aggregate number of meetings of such Board of Directors held in 2003 (during the period he/she served as a director) and of all committees of such Board of Directors held in 2003 on which he/she served (during the period he/she served).

The Board of Directors has determined that the following directors of the Company qualify as independent under New York Stock Exchange (“NYSE”) listing standards: J. Thomas Bouchard, Thomas T. Farley, Gale S. Fitzgerald, Patrick Foley, Roger F. Greaves, Richard W. Hanselman, Richard J. Stegemeier and Bruce G. Willison. Under the NYSE listing standards, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Committees of the Board of Directors

The bylaws of the Company establish the following committees of the Board of Directors: the Audit Committee, the Governance Committee, the Compensation and Stock Option Committee (the “Compensation Committee”) and the Finance Committee. The bylaws further provide that additional committees may be established by resolution adopted by a majority of the Board. In this connection, (i) in December of 2000, the Board of Directors established the Technology/Infrastructure Committee by resolution, and subsequently in May of 2003 consolidated the Technology/Infrastructure Committee and its responsibilities into the Finance Committee, and (ii) in October of 2002, the Board of Directors established the Litigation Ad Hoc Committee by resolution and subsequently renamed it the Ad Hoc Committee. A majority of the Board of Directors selects the directors to serve on the committees of the Board of Directors.

Audit Committee.    The Audit Committee of the Board of Directors of the Company currently consists of Ms. Fitzgerald and Messrs. Stegemeier (Chairman), Farley and Willison. Each of Messrs. Stegemeier, Farley, and Willison and Ms. Fitzgerald served on the Audit Committee from January 2003 to December 2003. Each member of the Audit Committee is “independent,” as independence for audit committee members is defined under NYSE listing standards. The Company’s Audit Committee held twelve meetings in 2003.

Although the Board of Directors of the Company has determined that the Company does not currently have an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission (the “SEC”), serving on the Audit Committee, the Board of Directors believes that each of the current members of the Audit Committee is fully qualified to carry out all duties and responsibilities of an Audit Committee member and has determined that the current composition of the Audit Committee complies with applicable NYSE listing standards relating to financial literacy and accounting or related financial management expertise. The Company currently does not have an “audit committee financial expert” because the Board of Directors has not yet completed the search and selection process that was initiated during 2003 with the objective of adding to the Board of Directors one or more members who would serve on the Audit Committee and qualify as audit committee financial experts. The Company anticipates that the search and selection process will result in the addition to the Board of Directors of at least one such member during the current fiscal year.

The Audit Committee is governed by a charter, a current copy of which is attached to this Proxy Statement as Appendix A and is available on our website at www.health.net. A copy of the charter is also available in print to stockholders upon request, addressed to the Corporate Secretary. Pursuant to the Audit Committee charter, the Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, terminating and overseeing the work of any independent auditors engaged to prepare or issue an audit report or perform other audit or non-audit services for the Company;

•	preapproving all audit services and permitted non-audit services, including the proposed fees related thereto, to be performed for the Company by the independent auditors;

•	obtaining and reviewing, at least annually, a report from the independent auditors with respect to matters affecting the independent auditors’ internal quality-control procedures, independence and other material issues surrounding the auditing process;

•	reviewing and discussing with the independent auditors their annual audit plan (for annual and quarterly reporting purposes), including the timing and scope of audit activities, and monitoring such plan’s progress and results during the year;

•	reviewing with management and the independent auditors the Company’s practices with respect to, among other things: the Company’s disclosures in its annual audited financial statements and quarterly financial statements; the process surrounding certain accounting estimates; treatment of significant transactions not a part of the Company’s regular operations; significant adjustments to the Company’s financial statements; risk assessment; risk management; and the Company’s critical accounting policies;

•	reviewing and resolving all disagreements, problems or difficulties between the Company’s independent auditors and management regarding financial reporting;

•	reviewing and reporting to the Board on the performance and the independence of the independent auditors;

•	reviewing, on a regular basis, the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures, through inquiry and discussions with management and the independent auditors;

•	reviewing the Audit Committee’s involvement and interaction with the Company’s internal audit function; the services provided by the Company’s internal audit function; and the controls that management has established to protect the integrity of the quarterly reporting process;
•	reviewing the Company’s policies relating to the ethical handling of conflicts of interest and reviewing transactions between the Company and members of management;

•	monitoring compliance with the Company’s Code of Business Conduct, including discussing with management and the independent auditors established standards of conduct and performance, and deviations therefrom; and

•	reviewing with management, at the request of the Board, significant financial matters affecting the Company, whether or not related to a review of quarterly or annual financial statements.

Governance Committee.    The Governance Committee of the Board of Directors of the Company is currently comprised of Messrs. Greaves (Chairman), Bouchard, Deukmejian, Hanselman and Willison. Messrs. Bouchard, Deukmejian, Hanselman and Willison served on the Governance Committee from January 2003 to December 2003. Mr. Greaves was added as an additional member of the Governance Committee in May of 2003 at which time he was appointed Chairman in place of Gov. Deukmejian. Gov. Deukmejian will be resigning from his position on the Governance Committee concurrently with his retirement from the Board of Directors in May 2004. Each of the current five members is “independent” within the meaning of the NYSE listing standards. The Governance Committee held five meetings in 2003. The Governance Committee is governed by a charter, a current copy of which is available on our website at www.health.net. A copy of the charter is also available in print to stockholders upon request, addressed to the Corporate Secretary. Pursuant to the Governance Committee charter, the Governance Committee is responsible for, among other things:

•	identifying individuals qualified to serve as directors of the Company, consistent with the criteria established by the Board of Directors;

•	selecting individuals qualified to serve as director nominees at each annual meeting of the Company stockholders;

•	nominating individuals to fill vacancies on the Board of Directors which occur between annual meetings of Company stockholders;

•	recommending individual Board members for designation as members of committees on the Board of Directors;

•	advising the Board of Directors with respect to the Board’s composition, procedures and committees;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and advising the Board of Directors with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board of Directors and the Company’s management.

The Governance Committee selects nominees for director on the basis of the nominee’s possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, NYSE listing standards and the Company’s bylaws and other corporate governance documents.

The Governance Committee identifies potential director nominees from many sources. The Governance Committee asks current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above who may be available to serve on the Board. From time to time, the Governance Committee also engages third party search firms that specialize in identifying director candidates. In addition, the Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Governance Committee, a stockholder must submit the recommendation in writing and include certain information. See “Requirements and Procedures for Submission of Director Candidate Recommendations by Stockholders and Stockholder Proposals” for further information regarding the procedures for recommending a director nominee for consideration by the Governance Committee.

Once a person has been identified by the Governance Committee as a potential candidate, the Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Chairman of the Governance Committee or another member of the Governance Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Company paid a fee to a third party search firm to assist in identifying and evaluating candidates for nomination to the stockholders at this Annual Meeting. One of the new directors up for election at the Annual Meeting was identified through this search firm. In identifying and evaluating candidates, the third party search firm performed the same procedures that the Governance Committee performed in its evaluation of other potential candidates for election to the Board, which procedures are described above.

In connection with this Annual Meeting and in accordance with the above guidelines, the Governance Committee nominated for re-election each of the following nine nominees: Ms. Fitzgerald and Messrs. Bouchard, Farley, Foley, Gellert, Greaves, Hanselman, Stegemeier and Willison.

Compensation and Stock Option Committee.    The Compensation Committee currently consists of Messrs. Bouchard (Chairman), Deukmejian, Farley, Foley and Hanselman. Messrs. Bouchard, Farley and Foley served on the Compensation Committee from January 2003 through December 2003. In May 2003, Gov. Deukmejian was added as a member of the Compensation Committee. Gov. Deukmejian will be resigning from his position on the Compensation Committee concurrently with his retirement from the Board of Directors in May 2004. In October 2003, Mr. Greaves resigned from his position on the Compensation Committee and Mr. Hanselman was appointed to serve in his place. Each of the current five members of the Compensation Committee is an “outside director” for Section 162(m) purposes and “independent” within the meaning of NYSE listing standards. In 2003, the Company’s Compensation Committee held eight meetings. The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.health.net. A copy of the charter is also available in print to stockholders upon request, addressed to the Corporate Secretary. Pursuant to the Compensation Committee charter, the Compensation Committee is responsible for, among other things:

•	evaluating annually the performance of the Chief Executive Officer and recommending to the Board of Directors the Chief Executive Officer’s compensation levels based on this evaluation;

•	evaluating annually the performance of the second most highly compensated officer of the Company and recommending to the Board of Directors such officer’s compensation level, which recommendation shall be subject to ratification, modification or rejection by the Board of Directors;

•	evaluating annually the performance of up to 35 senior officers (the “Senior Officers”) of the Company, including the “Named Executive Officers” listed below in the Summary Compensation Table, and approving each such officer’s compensation level;

•	reviewing and approving, on a general and policy level basis only, the compensation and benefits of officers, managers and employees other than the Chief Executive Officer and the Senior Officers and advising the Board of Directors of actions taken;

•	reviewing annually the Company’s compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans and, if the Compensation Committee deems it appropriate, adopting, or recommending to the Board of Directors the adoption of, new, or the amendment of existing, plans;

•	reviewing and approving any severance or termination arrangements to be made with any Senior Officer of the Company;

•	reviewing perquisites or other personal benefits to the Company’s Senior Officers and recommending any changes to the Board of Directors; and

•	performing such duties and responsibilities as may be assigned to the Board of Directors or the Compensation Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

Finance Committee.    The Finance Committee of the Board of Directors currently consists of Ms. Fitzgerald and Messrs. Foley (Chairman), Deukmejian, Hanselman, Stegemeier and Willison. Mr. Hanselman was appointed to serve on the Finance Committee and Mr. Foley was appointed to serve as Chairman of the Finance Committee in December 2003. In addition, Mr. Greaves resigned as a member and Chairman of the Finance

Committee. Mr. Greaves served as Chairman of the Finance Committee from January 2003 through December 2003. Messrs. Foley, Deukmejian and Stegemeier served on the Finance Committee from January 2003 through December 2003. Mr. Willison and Ms. Fitzgerald were added as additional members of the Finance Committee in May of 2003. Gov. Deukmejian will be resigning from his position on the Finance Committee concurrently with his retirement from the Board of Directors in May 2004. In 2003, the Company’s Finance Committee held six meetings. The Finance Committee is responsible for, among other things:

•	reviewing the Company’s investment policies and guidelines;

•	monitoring the performance of the Company’s investment portfolio;

•	reviewing, in coordination with the Audit Committee, the Company’s financial structure and operations in light of the Company’s long-term objectives;

•	reviewing and recommending to the Board of Directors appropriate action on proposed acquisitions and divestitures;

•	reviewing and consulting with Company’s management regarding the Company’s various technology and infrastructure plans and activities;

•	establishing appropriate authority levels for various officials of the Company with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures; and

•	reviewing and recommending appropriate action with respect to the Company’s short- and long-term debt structure.

In May of 2003, the Board of Directors consolidated the Technology/Infrastructure Committee into the Finance Committee and authorized the Finance Committee to assume the responsibilities of the Technology/Infrastructure Committee, including, among other things, reviewing and consulting with management regarding the Company’s various technology and infrastructure plans and activities. The Technology/Infrastructure Committee consisted of the following members upon its consolidation into the Finance Committee, Ms. Fitzgerald and Messrs. Greaves (Chairman), Foley and Willison. The Company’s Technology/Infrastructure Committee held one meeting in 2003 prior to its consolidation into the Finance Committee.

Ad Hoc Committee.    The Board of Directors created the Litigation Ad Hoc Committee in October 2002 and subsequently renamed it the Ad Hoc Committee without changing the purpose or responsibilities of the originally named committee. Currently the Ad Hoc Committee consists of Messrs. Hanselman (Chairman), Deukmejian, Greaves and Willison. Each of these four members served on the Ad Hoc Committee from January 2003 to December 2003. Gov. Deukmejian will be resigning from his position on the Ad Hoc Committee concurrently with his retirement from the Board of Directors in May 2004. The purpose of the Ad Hoc Committee is to review and consult with management regarding certain of the Company’s litigation matters, and to authorize the settlement strategy of the Company related thereto. In 2003, the Company’s Ad Hoc Committee held five meetings.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON

EXECUTIVE COMPENSATION FOR FISCAL YEAR 2003

Introduction and Background

The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the executive officers of Health Net, Inc. (“Health Net” or the “Company”) during 2003. The report has been approved by the members of the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”).

During 2003, the Compensation Committee was comprised of all “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), other than Mr. Greaves who is a prior executive officer of the Company and served on the Compensation Committee from January 2003 through October 2003. Messrs. Bouchard (Chairman), Farley and Foley served on the Compensation Committee from January 2003 through December 2003. In August 2003, Governor Deukmejian was appointed to serve on the Compensation Committee. In October 2003, Mr. Greaves resigned from his position on the Compensation Committee and Mr. Hanselman was appointed to serve in his place. As of the date of this report, the Compensation Committee continues to be comprised of Messrs. Bouchard (Chairman), Farley, Foley and Hanselman and Governor Deukmejian. Each of these five members is an “outside director” for Section 162(m) purposes and “independent” within the meaning of New York Stock Exchange listing standards. When he was Chairman of the Board of Directors Mr. Hanselman regularly attended and participated in Compensation Committee meetings, but since he was not a member of the Committee, he did not vote on any Committee actions. The new Chairman of the Board, Mr. Greaves, has continued this practice and regularly attends Compensation Committee meetings.

Pursuant to the Compensation Committee’s amended and restated charter, a copy of which is posted on the Company’s website, the Compensation Committee is responsible for, among other things:

•	evaluating annually the performance of the Chief Executive Officer and recommending to the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation, which recommendation shall be subject to ratification, modification or rejection by the Board of Directors;

•	evaluating annually the performance of the second most highly compensated officer of the Company and recommending to the Board of Directors such officer’s compensation level, which recommendation shall be subject to ratification, modification or rejection by the Board of Directors;

•	evaluating annually the performance of up to 35 senior officers of the Company, including the “Named Executive Officers” listed below in the Summary Compensation Table, and approving each such officer’s compensation level; and

•	reviewing and administering the Company’s stock option and other stock-based and equity-based plans.

Our report covers the following topics:

•	Role of the Compensation Committee

•	Executive Compensation Guiding Principles

•	Guiding Principles in Practice

•	Compensation of the Chief Executive Officer

Role of the Compensation and Stock Option Committee

The Compensation Committee is responsible for developing and administering guiding principles with respect to executive compensation, including equity-based programs. Specific accountabilities include:

•	Developing the Company’s Executive Compensation Guiding Principles that provide the framework for making program design and compensation decisions;

•	Ensuring executive compensation is driven by the Company’s financial and operational performance and is consistent with the Company’s business strategy and with the compensation practices of comparable organizations;

•	Approving (or recommending to the Board for approval) compensation levels for the Company’s most senior executives identified by the Compensation Committee from time to time;

•	Evaluating the Chief Executive Officer’s performance and recommending his compensation in light of performance; and

•	Administering the Company’s equity-based compensation programs, including stock options and restricted stock.

The Compensation Committee makes every effort to maintain independence and objectivity. The Compensation Committee is now composed only of independent directors. The Compensation Committee meets regularly in executive session (excluding the CEO and other employees) where discussions and decisions regarding CEO performance and compensation take place.

The Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that Health Net’s executive compensation program remains aligned with best practice. To this end, the Compensation Committee works with an independent advisor and regularly reviews compensation levels, best practices and emerging issues.

Executive Compensation Guiding Principles

To provide a framework for executive compensation decision-making, the Compensation Committee developed a set of Guiding Principles that are intended to serve as touchstones for design and administration decisions made by the Board, the Compensation Committee and Management. Health Net’s Executive Compensation Guiding Principles are as follows:

Principle #1—Compensation must be directly aligned with performance

Executive compensation levels should be commensurate with corporate performance and shareholder return. Growth and profitability are the foundation for stockholder returns over the long term. Accordingly, Health Net’s management incentive plan incorporates growth and profitability measures. In addition, Health Net believes that its success depends in large part on its employees. The Company conducts an annual employee satisfaction survey to test the Company’s performance as an employer. A portion of the management annual incentive is tied to improving employee satisfaction as measured by select survey items. The Compensation Committee is committed to a strong link between pay for performance – payments are reduced or not made at all if performance does not meet expectations.

Principle #2—Compensation levels and program design features must be competitive with market practice

Understanding competitive market pay levels is instrumental in hiring and keeping qualified executives. Moreover, it is important to understand how best practices change and how comparable organizations deliver compensation. The Compensation Committee works with an independent advisor to annually review compensation levels relative to market and frequently assesses emerging trends and issues affecting executive compensation.

Health Net’s competitive market for executive talent is primarily large managed care organizations. However, where appropriate, Health Net will look to large organizations outside healthcare for executive talent and may adopt practices from other industries where the Compensation Committee deems it appropriate to achieve Health Net’s goals.

Principle #3—Share ownership must be promoted

The personal financial interests of the Company’s executives should be directly aligned with those of stockholders. The Company’s compensation and retirement savings programs take this into consideration. In

2002, the Committee introduced share ownership guidelines for executives. The guidelines call for the CEO to own shares equal in value to five times annual base salary. Other executives should hold between one and three times annual base salary in shares. Participants have four years to meet the recommended guidelines.

Principle #4—Plan affordability and the Company’s capacity to pay must always be considered

The cost of any compensation or benefit program must be weighed against the benefits provided to the executives and must be evaluated in light of the Company’s financial condition. Salary increases, annual incentive payments and long-term incentive awards will be made only when the Company can afford to do so. Retirement and savings plans funding decisions will also be made within this context.

Guiding Principles in Practice

The Compensation Committee seeks to have a significant portion of annual compensation at risk. Equity is used to directly align executives’ long-term financial interests with the stockholders and to advance the interests of the Company by attracting and retaining talented executives. Specifically, each component of pay is described as follows:

Base Salaries

Competitiveness, affordability, and individual performance and skills drive base salary decisions.

Annual Incentive Compensation

Health Net has long stressed pay for performance through its annual management incentive plan. Goals are established for corporate, unit and individual performance. The goal setting process takes into consideration internal budgets, past performance, market expectations and competitors’ absolute and relative performance. If goals are not fully met, incentive payments are reduced or even eliminated.

Long-Term Incentives

Health Net aligns executives’ interests with those of the stockholders. The Company has primarily focused on stock options, but has also used restricted stock, which supports retention of key talent and promotes ownership. In managing the equity program, the Compensation Committee closely monitors usage rates and dilution levels.

Benefits/Perquisites

The Company provides benefits focused on ensuring reasonable financial security and making executives whole for benefits lost due to IRS or other restrictions. Long-term wealth accumulation depends primarily on stock price appreciation. Some senior executives may be eligible to receive supplemental retirement benefits. These benefits remain subject to the claims of creditors of the Company. Executives may defer salary and annual incentive payments to facilitate tax planning and personal savings goals. The Company provides competitive perquisites and only where business necessity dictates. All benefits and perquisites programs are provided consistent with median market practices as necessary to attract and retain key talent.

Severance

Executive Officers are entitled to receive a lump sum payment equal to between one and three times base salary. Additionally, for a period of between one and three years, continued health and welfare benefit coverage upon termination of their employment, such amounts and coverage periods being dependent on the nature of the termination. Under the Company’s standard Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances.

In addition, the Company provides benefits for the senior executives in the event of a change in control. Vesting of stock options held by senior executives, including Mr. Gellert, accelerates upon a change in control. If the benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Named Executive Officers would receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments.

Compensation of the Chief Executive Officer

The Compensation Committee is responsible for evaluating annually the CEO’s performance and compensation. All decisions relating to the CEO’s pay are made in the context of his performance. The CEO’s performance evaluation includes key leadership competencies and skills in addition to financial and operation measures. The Compensation Committee also seeks independent and objective advice on this topic.

Effective February 2003, Mr. Gellert’s base salary was increased to $900,000, which continues to be below the market median salary for chief executives of comparable organizations. For 2004, the Compensation Committee decided to maintain Mr. Gellert’s base salary at $900,000.

Mr. Gellert’s target incentive is 125% of base salary. The CEO has the opportunity to earn up to 200% of his salary if performance expectations are significantly exceeded. Incentive plan objectives include pre-tax income, membership growth and employee satisfaction objectives. After reviewing 2003 results, the Compensation Committee determined that the Company did not achieve target level of performance in all categories. Therefore, for 2003 the Compensation Committee decided that there would be no annual incentive plan payment to Mr. Gellert.

In February 2003, the Company awarded Mr. Gellert 325,000 stock options and 130,000 shares of restricted stock. The Compensation Committee split Mr. Gellert’s long term equity award between options and restricted shares to achieve several goals. First, the Committee acknowledges that best practice is moving to a diversity of vehicles. Second, restricted stock is an effective tool to promote retention and ownership. In determining the grant, the Compensation Committee considered the advice of its independent consultant, internal equity and the CEO’s potential to impact shareholder value. The option and restricted stock grants vest 50% in three years and 50% in four years; the options have a ten-year term.

In February 2004, the Compensation Committee decided not to make any equity award to the CEO.

Per the Company’s recently adopted stock ownership guidelines, Mr. Gellert took steps to increase his personal holdings of the Company’s stock to reach full compliance with the guidelines. In 2003, Mr. Gellert exercised options to purchase 500,000 shares of the Company’s common stock with personal funds and held 183,000 of such shares following the exercise.

In the event of Mr. Gellert’s involuntary termination other than for cause or his involuntary (or constructive) termination within two years following a change in control, he would receive a $6 million severance benefit. The Compensation Committee has received independent advice on this component, and the value reflects competitive practice. Mr. Gellert is precluded from competing with the Company for a period of up to one year post-termination under his severance arrangement with the Company.

Deductible Compensation

It should be noted that the Compensation Committee’s policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the Named Executive Officers is to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders. The management incentive plan qualifies as performance-based and therefore, incentive awards under that plan are deductible in full.

Leadership Development and Succession Planning

An ongoing leadership development and succession-planning program is an integral component of the Company’s strategic plan. The Company’s Governance Committee has responsibility for the oversight of leadership development and succession planning at Health Net. In that regard, the Governance Committee works closely with the Compensation Committee.

Conclusion

Overall, the Compensation Committee believes that the Guiding Principles of the Company’s executive compensation program will allow the Company to attract, motivate and retain executives who are highly capable and well positioned to create stockholder value. Our emphasis has always been on aligning compensation with performance. While specific program features may evolve to remain competitive, we will continue to govern our decisions based on principles of performance, market competitiveness, ownership and affordability.

J. Thomas Bouchard, Chairman

Gov. George Deukmejian

Thomas T. Farley

Patrick Foley

Richard W. Hanselman

Dated: March 9, 2004

Stock Performance Graph

The following graph compares the performance of the Company’s Class A Common Stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and an industry Peer Group Index from December 31, 1998 (the last trading day of 1998) to December 31, 1999, 2000, 2001, 2002 and 2003. The graph assumes that $100 was invested on December 31, 1998 in each of the Class A Common Stock, the S&P 500 Index and the Peer Group Index, and that all dividends were reinvested.

The Company created a Peer Group Index that includes the following companies: Aetna, Inc., Anthem, Inc., Humana, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., United Healthcare Corporation and WellPoint Health Networks, Inc. The Peer Group Index weighs the constituent companies’ stock performance on the basis of market capitalization at the beginning of the period, except that data for Anthem, Inc. is only included for the period from December 31, 2001 to December 31, 2003 since it did not become a public company until October 2001.

0

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTH NET, INC.,

S&P 500 INDEX AND PEER GROUP INDEX

FROM DECEMBER 31, 1998 TO DECEMBER 31, 2003

	Health Net, Inc.	S&P’s 500 Index	Industry Peer Group
December 31, 1998	$100.00	$100.00	$100.00
December 31, 1999	$83.70	$121.00	$82.70
December 31, 2000	$220.50	$110.00	$145.00
December 31, 2001	$183.40	$97.00	$147.30
December 31, 2002	$222.30	$75.50	$176.50
December 31, 2003	$275.40	$97.20	$250.10

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables and descriptive materials set forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, (i) Mr. Gellert, the Chief Executive Officer of the Company during 2003, and (ii) each of the four other most highly compensated executive officers of the Company serving as of the end of the 2003 calendar year (all such persons, collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

								Long-Term Compensation
		Annual Compensation						Awards			Payouts
Name and Principal Position with the Company in 2003	Year	Salary($) (1)		Bonus ($)		Other Annual($)		Restricted Stock Awards $(2)		Securities Underlying Options/ SARs(#)	LTIP Payouts ($)	All Other Compensation ($)
Jay M. Gellert President and Chief Executive Officer	2003 2002 2001	891,731 754,808 686,923		0 700,000 0		69,565 65,755 69,853	(3) (6) (8)	3,127,800 0 0	(4)	325,000 325,000 650,000	0 0 0	6,941 6,256 711	(5) (7) (9)

Marvin P. Rich EVP, Finance & Health Plan Operations	2003 2002 2001	520,865 451,923 0	(12)	0 800,000 0	(13)	12,000 11,133 0	(10) (10)	0 0 0		150,000 800,000 0	0 0 0	2,066 5,905 0	(11) (14)

Jeff Folick EVP, Regional Health Plans & Specialty Companies	2003 2002 2001	520,865 290,385 0	(16)	0 222,775 0		12,000 7,258 0	(10) (10)	0 0 0		150,000 500,000 0	0 0 0	10,981 225 0	(15) (17)

Christopher Wing EVP, Regional Health Plans & Specialty Companies	2003 2002 2001	491,731 337,500 0	(19)	0 561,450 0	(20)	12,000 8,767 0	(10) (10)	0 1,034,400 0	(21)	100,000 350,000 0	0 0 0	9,932 162 0	(18) (22)

B. Curtis Westen Sr. VP, General Counsel & Secretary	2003 2002 2001	472,850 448,038 434,769		0 308,000 0		12,000 12,000 12,000	(10) (10) (10)	0 113,200 0	(24)	100,000 100,000 160,000	0 0 0	11,737 8,432 104,889	(23) (25) (26)

(1)	Includes amounts deferred pursuant to the Company’s Deferred Compensation Plan and Profit Sharing and 401(k) Plans.

(2)	This column shows the market value of the shares of restricted stock granted to each of the Named Executive Officers as of the date of grant. The aggregate holdings and market value of shares of restricted stock held on December 31, 2003 by the Named Executive Officers listed in this table is as set forth in the individualized footnotes for this column as set forth below. The restrictions on these shares lapse as set forth in the individualized footnotes for this column set forth below. Dividends will be paid on the shares of restricted stock to the same extent (if any) dividends are paid on the Class A Common Stock generally, provided, that the Company will hold in escrow any such dividends until all restrictions on such shares have lapsed.

(3)	Represents $69,565 paid for housing, travel and automobile benefits, including the tax gross-up on such items.

(4)	Represents restricted stock award of 130,000 shares granted on February 20, 2003. The market value of such shares as of the date of grant was $3,127,800. The market value of such shares as of December 31, 2003 was $4,251,000. The 130,000 shares vest as follows: 65,000 on February 20, 2006 and 65,000 on February 20, 2007. These are the only shares of restricted stock held by Mr. Gellert.

(5)	Represents matching contributions under the Company’s 401(k) Plan of $6,000 and premiums paid by the Company on a life insurance policy of $941.

(6)	Represents $60,669 paid for housing and travel benefits, including the tax gross-up on such items, $3,000 as an automobile allowance and $2,086 for miscellaneous benefits.

(7)	Represents matching contributions under the Company’s 401(k) Plan of $5,500 and premiums paid by the Company on a life insurance policy of $756.

(8)	Represents $56,828 paid for housing and travel benefits, including the tax gross-up on such items, $12,000 as an automobile allowance and $1,025 for miscellaneous benefits.

(9)	Represents premiums paid by the Company on a life insurance policy.

(10)	Represents amounts paid as an automobile allowance.

(11)	Represents matching contributions under the Company’s 401(k) Plan of $1,515 and premiums paid by the Company on a life insurance policy of $551.

(12)	Mr. Rich joined the Company in January 2002. As such, the amount reported for 2002 does not represent a full year of salary.

(13)	Includes a one-time signing bonus of $450,000.

(14)	Represents matching contributions under the Company’s 401(k) Plan of $5,500 and premiums paid by the Company on a life insurance policy of $405.

(15)	Represents matching contributions under the Company’s 401(k) Plan of $6,000, financial counseling expenses of $4,418 and premiums paid by the Company on a life insurance policy of $563.

(16)	Mr. Folick joined the Company in May 2002. As such, the amount reported for 2002 does not represent a full year of salary.

(17)	Represents premiums paid by the Company on a life insurance policy.

(18)	Represents financial counseling expenses of $9,401 and premiums paid by the Company on a life insurance policy of $531.

(19)	Mr. Wing joined the Company in April 2002. As such, the amount reported for 2002 does not represent a full year of salary.

(20)	Includes a one-time signing bonus of $300,000.

(21)	Represents restricted stock award of 40,000 shares granted on March 25, 2002. The market value of such shares as of the date of grant was $1,034,400. Of such shares, 13,333 vested on March 25, 2003. An additional 13,333 shares vested on July 22, 2003, the date on which the closing sales price of the Company’s Common Stock closed at or greater than $32 for 20 consecutive trading days. The remaining 13,333 shares will vest the earlier of (a) the date the closing sales price of the Company’s Common Stock for 20 consecutive trading days is equal to or greater than $37 or (b) March 25, 2007. The market value of the unvested shares as of December 31, 2003 was $435,989. These are the only shares of restricted stock held by Mr. Wing.

(22)	Represents premiums paid by the Company on a life insurance policy.

(23)	Represents matching contributions under the Company’s 401(k) Plan of $6,000, financial counseling expenses of $1,704, club membership fees of $3,522 and premiums paid by the Company on a life insurance policy of $511.

(24)	Represents restricted stock award of 5,000 shares granted on August 12, 2002. The market value of such shares as of the date of grant was $113,200. The market value of such shares as of December 31, 2003 was $163,500. The shares vest in full on August 12, 2005 (three years after the date of grant). These are the only shares of restricted stock held by Mr. Westen.

(25)	Represents matching contributions under the Company’s 401(k) Plan of $5,500, financial counseling expenses of $235, club membership fees of $2,222 and premiums paid by the Company on a life insurance policy of $475.

(26)	Represents matching contributions under the Company’s 401(k) Plan of $4,862, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $97,385, financial counseling expenses of $766, club membership fees of $1,419 and premiums paid by the Company on a life insurance policy of $457.

Option	Grants in 2003

The following table summarizes option grants made in 2003 to the Named Executive Officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying options/SARs Granted(#)(a)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price(a) ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(b)
					5%($)	10%($)
Jay M. Gellert	325,000	8.4%	$24.06	2/20/13	$4,917,642	$12,462,269
Marvin P. Rich	150,000	3.9%	$24.06	2/20/13	$2,269,681	$5,751,817
Jeff Folick	150,000	3.9%	$24.06	2/20/13	$2,269,681	$5,751,817
Christopher Wing	100,000	2.6%	$24.06	2/20/13	$1,513,120	$3,834,544
B. Curtis Westen	100,000	2.6%	$24.06	2/20/13	$1,513,120	$3,834,544

(a)	All options granted in 2003 to the Named Executive Officers were non-qualified stock options granted pursuant to the Company’s 1997 or 2002 Stock Option Plans. The grants to Messrs. Gellert, Rich, Folick, and Wing provide for vesting of 50% of the option shares on each of the third and fourth anniversaries of the date of grant. The grant to Mr. Westen provide for vesting of 25% of the option shares on each of the first four anniversaries of the date of grant. All grants are subject to accelerated vesting in certain change in control situations, and have a ten-year term. All 2003 grants to the Named Executive Officers were at an exercise price equal to the closing sales price of the Class A Common Stock on the NYSE on the date on which such grants were made.

(b)	The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with the exercise. The amounts shown are the assumed rates of appreciation only, and do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, continued employment of the optionee through the term of the option and other factors.

Option Exercises in 2003

The following table summarizes the number and value of options exercised during 2003, as well as the number and value of unexercised options as of December 31, 2003, held by the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2003(a)		Value of Unexercised In-the-Money Options/SARs as of December 31, 2003(b)
			Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Jay M. Gellert	500,000	$10,068,377	1,633,334	996,666	$16,459,673	$8,174,827
Marvin P. Rich	—	—	233,334	566,666	$2,494,340	$6,057,660
Jeff Folick	—	—	75,000	575,000	$383,250	$3,467,750
Christopher Wing	—	—	87,500	362,500	$598,500	$2,659,500
B. Curtis Westen	—	—	343,667	128,333	$1,376,997	$1,270,763

(a)	The exercise price of outstanding options held at December 31, 2003 ranges from $9.00 to $35.25 per share. All options held by the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

(b)	Based on the difference between the closing price of $32.70 of Class A Common Stock on the NYSE on December 31, 2003 (the last trading day in 2003) and the option exercise price.

Supplemental Executive Retirement Programs

The Company maintains a Supplemental Executive Retirement Plan (“SERP”) for executives of the Company and its affiliates who have been selected for participation by the Company’s President and Chief Executive Officer and approved by the Compensation Committee.

The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (62 years) under the Company’s SERP, before deducting the amounts attributable to the participant’s social security benefit and employer-provided benefits under the Company’s qualified and nonqualified plans, which amounts are subtracted from the payments made to each such participant as set forth below:

PENSION PLAN TABLE

		Years of Service
Base Pay Plus Bonus	5(a)	10	15	20
400,000	7,000	134,000	200,000	200,000
525,000	9,000	175,000	263,000	263,000
650,000	11,000	217,000	325,000	325,000
775,000	13,000	259,000	388,000	388,000
900,000	15,000	300,000	450,000	450,000
1,025,000	18,000	342,000	513,000	513,000
1,150,000	20,000	384,000	575,000	575,000
1,275,000	22,000	425,000	638,000	638,000
1,400,000	24,000	467,000	700,000	700,000
1,525,000	26,000	509,000	763,000	763,000

(a)	Reflects 10% vesting after five years of service.

Upon termination of employment, other than termination of employment for cause or death, a SERP plan participant will receive his or her vested benefit under the SERP. A participant becomes 10% vested in his or her benefit after 5 years of service, 20% after 6 years, 40% after 7 years, 60% after 8 years, 80% after 9 years and 100% after 10 years. The amount of the benefit is also subject to adjustment based on the number of service years the participant has with the Company compared to the maximum number of service years the participant could serve through normal retirement age. Generally, in the case of a participant who has attained age 62 while working at the Company and has at least 15 years of service, the participant’s benefit is equal to 50% times the participant’s average base salary (and annual bonus, unless at the time of the bonus award the Compensation Committee determines that the bonus is not to be includible compensation for purposes of the SERP) during the 60-month period preceding the participant’s date of employment termination, minus an amount attributable to the participant’s social security benefit and employer-provided benefits under the Company’s qualified and nonqualified plans. The compensation considered in determining the pensions payable to the named officers is the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table set forth herein. Participants must accrue at least 5 years of service to receive a partial benefit and participants with less than 15 years of service at age 62 will receive a reduced benefit. If a married participant terminates employment because of the participant’s death, then the participant’s surviving spouse will receive a death benefit generally equal to what the participant’s benefit would have been had he or she retired on the date of his or her death.

Monthly accrued benefits payable at age 62 and accrued through December 31, 2003 under this SERP program for the Named Executive Officers are: Mr. Gellert, $13,268 and Mr. Westen, $4,965. Mr. Gellert has thus far served 8 of the required 20 maximum service years for him to receive a full benefit under the terms of the SERP, and Mr. Westen has served 12 of the required 30 maximum service years for him to receive such a full benefit. No other Named Executive Officers are participants in the SERP.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Employment Agreement with Mr. Gellert.    Mr. Gellert has an Employment Letter Agreement with the Company dated August 22, 1997, which was amended as of March 2, 2001 and as of October 13, 2002 (as so amended, the “Gellert Agreement”). Under the Gellert Agreement, Mr. Gellert is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Mr. Gellert also is reimbursed for reasonable business expenses in performing his duties.

The Gellert Agreement provides Mr. Gellert with two potential severance arrangements. If during a two-year period following a “change-of-control” transaction (as defined in the Gellert Agreement), the Company terminates Mr. Gellert or he voluntarily resigns for “good reason” (as defined in the Gellert Agreement), he will receive severance pay of $6 million, provided that, such severance pay may not exceed the applicable limitations under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) (to avoid penalty taxes and deduction limitations on “excess parachute payments”). The Company has agreed to consider in good faith proposals to restructure such pay in the event such pay is limited by Section 280G. However, the Board of Directors approved an amendment to the severance arrangements which provides that if the change-of-control benefits provided under the Gellert Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Gellert shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. Such amendment will take effect upon execution by Mr. Gellert. If the Company terminates the employment of Mr. Gellert other than following a change-of-control and other than for “just cause” (as defined in the Gellert Agreement), Mr. Gellert will be also entitled to receive a severance payment equal to $6 million.

Employment Agreement with Mr. Folick.    Mr. Folick has an Employment Letter Agreement with the Company dated May 22, 2002 (the “Folick Agreement”). Under the Folick Agreement, Mr. Folick is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company.

The Folick Agreement provides Mr. Folick with two potential severance arrangements. If during a two-year period following a “change-of-control” transaction (as defined in the Folick Agreement), the Company terminates Mr. Folick or he voluntarily resigns for “good reason” (as defined in the Folick Agreement), Mr. Folick will receive severance pay equal to thirty six months of his then current base salary, benefit continuation for an eighteen month period and payment of COBRA premiums for an additional eighteen month period. If the change-of-control benefits provided under the Folick Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Folick shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. If the Company terminates Mr. Folick other than following a change-of-control and other than for “cause” (as defined in the Folick Agreement), Mr. Folick will be entitled to receive a severance payment equal to 24 months of his then current base salary, six months of benefit continuation and payment of COBRA premiums for an additional eighteen months.

Employment Agreement with Mr. Wing.    Mr. Wing has an Employment Letter Agreement with the Company dated March 8, 2002 (the “Wing Agreement”). Under the Wing Agreement, Mr. Wing is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company.

The Wing Agreement provides Mr. Wing with two potential severance arrangements. If during a two-year period following a “change-of-control” transaction (as defined in the Wing Agreement), the Company terminates Mr. Wing or he voluntarily resigns for “good reason” (as defined in the Wing Agreement), Mr. Wing will receive severance pay equal to thirty six months of his then current base salary, benefit continuation for an eighteen month period and payment of COBRA premiums for an additional eighteen month period. If the change-of-control benefits provided under the Wing Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Wing shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. If the Company terminates Mr. Wing other than following a change-of-control and other than for “cause” (as defined in the Wing Agreement), Mr. Wing will be entitled to receive a severance payment equal to 24 months of his then current base salary, six months of benefit continuation and payment of COBRA premiums for an additional eighteen months.

Employment Agreement with Mr. Rich.    Mr. Rich has an Employment Letter Agreement with the Company dated January 25, 2002 (the “Rich Agreement”). Under the Rich Agreement, Mr. Rich is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company.

The Rich Agreement provides Mr. Rich with two potential severance arrangements. If during a two-year period following a “change-of-control” transaction (as defined in the Rich Agreement), the Company terminates Mr. Rich or he voluntarily resigns for “good reason” (as defined in the Rich Agreement) Mr. Rich will receive severance pay equal to thirty six months of his then current base salary, benefit continuation for an eighteen month period and payment of COBRA premiums for an additional eighteen month period. Mr. Rich would also be entitled to receive a payment equal to three times the greater of (i) his target annual incentive bonus for the year of termination and (ii) the amount of the annual incentive bonus earned by Mr. Rich for the year prior to the date of termination. If at least $50,000 of the change-of-control benefits provided under the Rich Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Rich shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. If the Company terminates Mr. Rich other than following a change-of-control and other than for “cause” (as defined in the Rich Agreement) or he voluntarily resigns for good reason, Mr. Rich will be entitled to receive a severance payment equal to 24 months of his then current base salary, six months of benefit continuation and payment of COBRA premiums for an additional eighteen months. Mr. Rich would also be entitled to receive a payment equal to two times the greater of (i) his target annual incentive bonus for the year of termination and (ii) the amount of his annual incentive bonus earned by Mr. Rich for the year prior to the date of termination, provided that the payment in respect of the annual incentive bonus would only be paid if the Company’s common stock was trading at a price of at least $35 per share at the time of such termination.

Employment Agreement with Mr. Westen.    Mr. Westen has an Employment Letter Agreement with the Company dated June 25, 1998 (the “Westen Agreement”). Under the Westen Agreement, Mr. Westen is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement he was also provided a one-time loan in the amount of $250,000 (with interest accrued at the prime rate), the principal and interest of which loan are to be forgiven by the Company one-third on each of the first, second and third anniversaries of the Westen Agreement. Accordingly, one-third of the principal and interest of such loan was forgiven in each of 1999, 2000 and 2001. See “Certain Relationships and Related Transactions” above for additional information regarding this one-time loan to Mr. Westen.

The Company and Mr. Westen have entered into a Severance Payment Agreement dated December 4, 1998, the terms of which are described below.

Severance Agreements with Executive Officers.    The Company has entered into a severance payment agreement, either as a separate document or as part of his/her Employment Letter Agreement (the “Severance Payment Agreement”) with each of its executive officers, including the Named Executive Officers, other than Messrs. Gellert, Rich, Folick and Wing (each of whom has his own individualized severance arrangement as described above). Under the Severance Payment Agreement, each executive will receive a one-time lump sum payment of three times base salary plus, for a period of three years, continued health and welfare benefit coverage if involuntarily terminated (or constructively terminated) within two years after a change in control (as defined therein). If the Company terminates the employment of the executive other than following a change-of-control and other than for cause (as defined in the Severance Payment Agreement), the executive would be entitled to receive a severance payment equal to two times base salary plus, for a period of two years, continued health and welfare benefit coverage. If the change in control benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the covered executives shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. Under the Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances, and must enter into a Waiver and Release of Claims in order to receive severance payments.

Compensation Committee Interlocks and Insider Participation

Decisions regarding the Company’s executive compensation are made by the Compensation Committee. During 2003, the Compensation Committee was comprised of “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), other than Mr. Greaves who is a prior executive officer of the Company and served on the Compensation Committee from January 2003 through October 2003. As of the date of this report, the Compensation Committee consists of Messrs. Bouchard (Chairman), Deukmejian, Farley, Foley and Hanselman, all of whom are “outside directors” (within the meaning of Section 162(m) of the Code). During the period in 2003 that Mr. Greaves served on the Compensation Committee, an appropriate sub-committee of the Compensation Committee made up of the members qualifying as “outside directors” under Section 162(m) took action on all matters that were likely to be subject to Section 162(m) of the Code.

No related party transactions between the Company and any of the foregoing members of the Compensation Committee occurred in 2003.

DIRECTORS’ COMPENSATION FOR 2003

During 2003, the annual retainer payable to non-employee directors of the Company was $30,000 per year. Each non-employee director who chaired the Compensation Committee, Governance Committee or Finance Committee was eligible to receive an additional annual retainer of $5,000. From January 1, 2003 to August 19, 2003, the non-employee director who chaired the Audit Committee was eligible to receive an additional annual retainer of $5,000. Effective August 20, 2003, the annual retainer for the Chairman of the Audit Committee was increased to $15,000 per year. Each non-employee director also received a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended, except that effective as of August 20, 2003 each non-employee director received a $2,000 fee for each Audit Committee meeting attended. In lieu of these retainer and meeting fees, Mr. Hanselman received $15,833 per month from January 2003 through December 2003, for his services as Chairman of the Board of Directors of the Company. No fees are paid to employees of the Company for service as a director.

In addition, in 2003 non-employee directors of the Company participated in the Company’s Third Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”), which provides for initial grants and automatic annual grants of nonqualified stock options to such directors. Each such grant entitles the optionee to purchase 7,500 shares of Class A Common Stock at an exercise price equal to the fair market value of Class A Common Stock on the date of such grant. Each grant vests as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a “change in control” of the Company, as defined in the Director Plan. Under the Director Plan, 500,000 shares of Class A Common Stock have been reserved for grant.

On May 16, 2003, options to purchase 7,500 shares at an exercise price of $28.20 per share were granted to each of Messrs. Bouchard, Deukmejian, Farley, Foley, Greaves, Hanselman, Stegemeier and Willison and Ms. Fitzgerald pursuant to the annual grant formula provisions of the Director Plan.

During 2003, the Company maintained a deferred compensation plan pursuant to which both officers and non-employee directors were eligible to defer up to 100% of their compensation (the “Company Deferred Comp Plan”). The compensation deferred under such plan is credited with earnings or losses measured by the rate of return on investments elected by plan participants. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account. Mr. Willison participated in the deferred compensation plan in 2003. Effective January 1, 2004, the Company created a deferred compensation plan solely for non-employee directors. The terms and conditions of the new non-employee director deferred compensation plan are substantially the same as the Company Deferred Comp Plan, except with respect to the deferral year under the plan. Under the new plan, the deferral period is the twelve-month period beginning on July 1 and ending on June 30, provided, that the deferral year for the first year of the plan began on January 1, 2004 and will end on June 30, 2004. The purpose of the new plan is to more closely align the deferral year with the term served by the non-employee directors.

In 2003, the Company offered non-employee directors the opportunity to elect to receive stock options in lieu of all or a portion of their annual retainer to be earned for the period July 1, 2003 to June 30, 2004. Under the terms of the election, options were valued at 50% of the exercise price on the date of grant (July 1, 2003) and the resulting number of shares was increased by 20%. Options were issued with an exercise price equal to the fair market value of the stock on the grant date ($33.75). Options vest after one year (or on the earlier death or disability of the director) and have a five-year term. Directors who chose to participate were required to make their elections by June 30, 2003. Ms. Fitzgerald and Mr. Willison made such elections, foregoing their entire annual retainer ($30,000) and were each granted options to purchase 2,319 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Set forth below is a tabulation indicating those persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding shares of the Company’s Class A Common Stock as of March 9, 2004. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Legg Mason Funds Management, Inc. and related entities 100 Light Street Baltimore, MD 21202	16,287,938	(3)	14.33%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	14,662,550	(4)	12.90%

Vanguard Windsor Funds—Windsor Fund 100 Vanguard Blvd. Malvern, PA 19355	10,405,860	(5)	9.16%

(1)	Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)	Represents the percentage of outstanding shares of Class A Common Stock beneficially owned as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the Securities and Exchange Commission.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 (the “Legg Mason Schedule 13G”) by a group consisting of Legg Mason Funds Management, Inc. (“Legg Mason Funds”), an investment advisor, and Legg Mason Capital Management, Inc., an investment advisor (“Legg Mason Capital”). The Legg Mason Schedule 13G reports that, of the 16,287,938 shares beneficially owned by the group, Legg Mason Funds has shared power to vote or direct the vote and to dispose or direct the disposition of 11,240,542 shares, and Legg Mason Capital has shared power to vote or direct the vote and to dispose or direct the disposition of 5,047,396 shares. The Legg Mason Schedule 13G indicates that various accounts managed by Legg Mason Funds and Legg Mason Capital have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares beneficially owned by the group, and that the interest of one account, Legg Mason Value Trust, Inc. (“Legg Mason Trust”), an investment company managed by Legg Mason Funds, amounted to 7,900,000 shares, or 6.95% of the total shares outstanding. The Legg Mason Schedule 13G states that Legg Mason Trust has shared power to vote or direct the vote and to dispose or direct the disposition of those 7,900,000 shares.

(4)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004. Wellington Management Company, LLP (“WMC”) is an investment adviser and a parent holding company or control person. Wellington Trust Company, NA, a bank and a wholly-owned subsidiary of WMC, acquired the shares listed as beneficially owned by WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own the shares, all of which are held of record by clients of WMC. These shares include shares owned of record by Vanguard Windsor Fund, a client of WMC, representing more than five percent of the outstanding shares of the Company’s Class A Common Stock. WMC has shared power to vote or direct the vote of 2,799,890 shares, and shared power to dispose or to direct the disposition of 14,662,550 shares.

(5)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2004, Vanguard Windsor Funds—Vanguard Windsor Fund (“Vanguard Windsor”) is a registered investment company. Vanguard Windsor has sole power to vote or direct the vote and shared power to dispose or direct the disposition of 10,405,860 shares.

Security	Ownership of Management

The following table sets forth the number of shares of Class A Common Stock beneficially owned by each of the current directors of the Company, by each Named Executive Officer in 2003 and by all current directors and executive officers as a group as of March 9, 2004, and the percentage that these shares bear to the total number of shares of Class A Common Stock outstanding as of such date:

Name of Individual or Number of Persons in Group	Amount of Shares Beneficially Owned(1)		Percent of Class
J. Thomas Bouchard	93,993	(2)	*
George Deukmejian	72,399	(3)	*
Thomas T. Farley	103,500	(4)	*
Gale S. Fitzgerald	15,795	(5)	*
Patrick Foley	82,467	(6)	*
Roger F. Greaves	89,832	(7)	*
Richard W. Hanselman	89,887	(8)	*
Richard J. Stegemeier	77,500	(9)	*
Bruce G. Willison	29,431	(10)	*
Jay M. Gellert	2,198,000	(11)	1.9%
Marvin P. Rich	343,334	(12)	*
Christopher Wing	215,000	(13)	*
B. Curtis Westen	441,265	(14)	*
Jeff Folick	75,000	(15)	*
All current executive officers and directors as a group (17 persons)	4,327,222	(16)	3.8%

*	The amount shown is less than 1% of the outstanding shares.

(1)	The information contained in this table is based upon information furnished to the Company by the persons named above or obtained from records of the Company. Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)	Includes 73,993 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

(3)	Includes 65,699 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March , 2004. Such amount also includes 1000 shares held in a trust, of which Mr. Deukmejian is a trustee and 700 shares held under an individual retirement account of which Mr. Deukmejian is a beneficiary.

(4)	Includes 70,000 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004. Such amount also includes 10,000 shares held by the Farley Family Trust of which Mr. Farley is a beneficiary and 10,500 shares held under an individual retirement account of which Mr. Farley is a beneficiary.

(5)	Includes 10,864 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of outstanding vested options and 2,931 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of options that vest within 60 days of March 9, 2004.

(6)	Includes 77,467 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

(7)	Includes 59,189 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

(8)	Includes 80,195 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

(9)	Includes 72,500 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

(10)	Includes 7,000 shares held in the B&G Willison Living Trust of which Mr. Willison is a beneficiary, 18,959 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding vested options and 3,472 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

(11)	Includes 1,850,000 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options, and 130,000 shares of restricted stock (none of which shares of restricted stock are currently vested).

(12)	Includes 333,334 shares with respect to which Mr. Rich has the right to acquire beneficial ownership by virtue of outstanding vested options.

(13)	Includes 87,500 shares with respect to which Mr. Wing has the right to acquire beneficial ownership by virtue of outstanding vested options, 87,500 shares with respect to which Mr. Wing has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004 and 40,000 shares of restricted stock (26,667 shares of which restricted stock are currently vested).

(14)	Includes 441,265 shares with respect to which Mr. Westen has the right to acquire beneficial ownership by virtue of outstanding vested options, 5,000 shares of restricted stock (none of which shares of restricted stock are currently vested) and 265 shares held in a profit sharing plan.

(15)	Includes 75,000 shares with respect to which Mr. Folick has the right to acquire beneficial ownership by virtue of outstanding vested options.

(16)	Includes an aggregate of 3,673,544 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding vested options, and an aggregate of 128,903 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 9, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors, certain executive and other officers, and any person holding more than ten percent of the Company’s Class A Common Stock are required to report their ownership and any changes in that ownership to the SEC and any exchange or quotation system on which the Class A Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers, directors and beneficial owners of more than ten percent of its Class A Common Stock complied with Section 16(a) for the year ended December 31, 2003.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF HEALTH NET, INC.

The Audit Committee of the Board of Directors of Health Net, Inc. (the “Company”) is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The Audit Committee is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors. Each Audit Committee member is independent (as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held twelve meetings during the year 2003. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements of the Company for the year ended December 31, 2003. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Rule 207 of Regulation S-X of the Securities Act of 1933, as amended. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services by the auditors was compatible with maintaining the auditors’ independence. The Audit Committee reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Based on its review and the foregoing meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditors.

Richard J. Stegemeier, Chairman

Thomas T. Farley

Gale S. Fitzgerald

Bruce G. Willison

Dated: March 9, 2004

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accounting Firm Fees

The following table shows the fees (in thousands) billed to the Company by Deloitte & Touche LLP for each of years ended December 31, 2003 and 2002.

	2003	2002
Audit fees(a)	$4,250	$3,685
Audit-related fees(b)(c)	625	523
Total audit and audit-related fees	4,875	4,208
Tax fees(c)(d)	525	223
All other fees(c)
Fees for assistance with HIPAA compliance	—	54
Fees for assistance with operational and technology initiatives	—	—
Other	—	—
Total all other fees	—	54
Total fees	$5,400	$4,485

(a)	Includes fees for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries.

(b)	Includes fees for actuarial certifications for regulatory filings, audits of employee benefit plans and divested subsidiaries, Sarbanes-Oxley Act Section 404 advisory Services and consultations on accounting standards or transactions.

(c)	The Audit Committee has determined that the provision of these services was compatible with maintaining the principal accountant’s independence.

(d)	Includes fees for income and sales tax planning.

Approval	of Non-Audit Services

In 2003, the Audit Committee of our Board of Directors approved the following non-audit services to be performed by Deloitte & Touche LLP, our independent auditor during 2004: (1) tax matter services and consultations; (2) actuarial certification services; (3) benefit plan audit services; (4) services relating to monitoring the scope and approach to an internal control program for Sarbanes-Oxley Section 404; and (5) certain other miscellaneous non-audit services permitted under Section 10A of the Exchange Act.

The Audit Committee has also established a protocol to pre-approve various non-audit services that are a reasonable extension of the above services along with other permitted non-audit services for which pre-approval is not practicable, in the amount of up to $200,000 per quarter. Such non-audit services Deloitte & Touche may be expected to provide include: (i) due diligence assistance, (ii) debt and other SEC registration statement assistance, (iii) SEC or IRS inquiry assistance, (iv) audits of unique businesses or business segments that the Company is considering to be part of a transaction, (v) comfort letters (i.e., letters setting forth the comfort level of the independent auditors with data or figures contained within a document, which letters are prepared at the request of (and relied upon) by third parties) and (vi) accounting research assistance.

The protocol for engaging the independent auditors to perform any of these services includes notification of a proposed service at the next regularly scheduled or special meeting of the Audit Committee whenever practicable to obtain specific pre-approval before the engagement is commenced. In those instances where this prior notification is not practicable from a business or legal perspective (such as an SEC imposed deadline for an inquiry response that does not allow sufficient time to provide prior notification), this protocol provides that the Audit Committee Chairman has the power and authority to approve the engagement of the Company’s independent auditors to provide such services. The protocol also provides that the full Audit Committee will be notified of the exercise of any such approval authority at its next meeting.

PROPOSAL 2—ADOPTION OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION THAT ELIMINATES THE CLASS B CONVERTIBLE

COMMON STOCK AND REFERS TO THE SINGLE REMAINING CLASS OF COMMON STOCK AS

“COMMON STOCK” RATHER THAN “CLASS A COMMON STOCK”

The Board of Directors is seeking stockholder approval to restate the Company’s certificate of incorporation (the “Certificate of Incorporation”) and amend the Certificate of Incorporation (i) to eliminate the Company’s Class B Convertible Common Stock $.001 par value per share (“Class B Common Stock”), and (ii) to rename the Company’s Class A Common Stock $.001 par value per share, by changing all references in the Certificate of Incorporation to “Class A Common Stock” to read, simply, “Common Stock.” The proposed amended and restated Certificate of Incorporation also incorporates certain conforming changes and integrates and restates the terms of the Company’s Series A Junior Participating Preferred Stock, but, with the exception of changes described in the preceding sentence, does not affect the terms of the Series A Junior Participating Preferred Stock. There are no substantive changes being proposed to the terms, conditions, rights and preferences of the Class A Common Stock.

Reasons for the Proposed Changes to the Certificate of Incorporation

There are presently no shares of the Class B Common Stock issued and outstanding, and no new shares of Class B Common Stock are contemplated to be issued. We believe the continuing presence of Class B Common Stock in the Certificate of Incorporation is unnecessary, burdensome and potentially confusing to investors and the capital markets. The proposed amended and restated Certificate of Incorporation adopted by the Board of Directors eliminates the Class B Common Stock from the Certificate of Incorporation.

All common shares of the Company now outstanding are Class A Common Stock. With the elimination of the Class B Common Stock, we believe it would be unnecessary to continue to refer to Class A Common Stock by a name designed to distinguish among multiple classes of common stock. The Board of Directors has therefore proposed to change references in the Certificate of Incorporation to “Class A Common Stock” to read, simply, “Common Stock.” Upon the effectiveness of the amended and restated Certificate of Incorporation renaming the Class A Common Stock, every certificate representing shares of Class A Common Stock $.001 par value per share, immediately prior to the amendment will continue to represent the identical number of shares of Common Stock $.001 par value per share. The holder of any such certificate will have the right, but not the obligation, to surrender that certificate to the Company’s transfer agent and receive a new certificate representing the same shares, but referring to such shares as “Common Stock” rather than “Class A Common Stock.”

The terms of the Company’s Series A Junior Participating Preferred Stock are currently included in the Certificate of Incorporation through a separate certificate of designation. The integration and restatement of the terms of the Company’s Series A Junior Participating Preferred Stock is intended to enhance the format of the Certificate of Incorporation and facilitate the inclusion throughout the Certificate of Incorporation of the changes described above relating to the Class B Common Stock and Class A Common Stock.

Vote Required

Adoption of the proposed amendment and restatement of the Certificate of Incorporation requires the affirmative vote of the holders of at least eighty percent (80%) of the shares the Company’s Class A Common Stock outstanding on the Record Date. Abstentions and broker non-votes will have the effect of a vote against Proposal 2.

Text of Proposed Amendment and Restatement; Effectiveness

The text of the proposed amendment and restatement of the Certificate of Incorporation, styled the Sixth Amended and Restated Certificate of Incorporation of Health Net, Inc., is set forth in Appendix B to this Proxy Statement. If adopted by the stockholders, the amended and restated Certificate of Incorporation would become effective upon its filing with the Secretary of State of the State of Delaware.

The Board of Directors recommends a vote FOR Proposal 2

to adopt an amended and restated Certificate of Incorporation that eliminates the Class B Common Stock and refers to the single remaining class of common stock as “Common Stock” rather than “Class A Common Stock.”

PROPOSAL 3—RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2004. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants. Abstentions will not be counted as votes cast and will have no effect on the vote to ratify the selection of Deloitte & Touche LLP.

The Board of Directors is submitting the ratification of the selection of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2004. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 3

to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF DIRECTOR CANDIDATE

RECOMMENDATIONS BY STOCKHOLDERS AND STOCKHOLDER PROPOSALS

Stockholder Recommendations of Director Candidates.    The Company expects to hold its 2005 Annual Meeting of Stockholders in May 2005, although the Company retains the right to change this date, as it may determine. To have a director candidate considered by the Governance Committee for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and record address of the stockholder;

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by the stockholder;

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and

•	the person’s signed consent to be named as a director if selected by the Governance Committee and nominated by the Board of Directors

To be timely, the stockholder’s director recommendation must be sent to the Company’s Secretary at 21650 Oxnard Street, Woodland Hills, California 91367 and received by the Secretary not prior to January 13, 2005 or after February 12, 2005, provided that, in the event that the 2005 Annual Meeting of Stockholders is called for a date that is earlier than April 18, 2005 or later than June 7, 2005, the stockholder’s director recommendation, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company’s notice of the date of the 2005 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

Stockholder Proposals.    Any stockholder that wishes to submit a written proposal for consideration at the Company’s 2005 Annual Meeting of Stockholders should address such proposal to the Company’s Secretary at 21650 Oxnard Street, Woodland Hills, California 91367. To be in proper written form, a stockholder written proposal must set forth as to each matter the stockholder proposes to bring before the 2005 Annual Meeting of Stockholders:

•	the name and record address of the stockholder;

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by the stockholder;

•	a brief description of the business desired to be brought before the 2005 Annual Meeting of Stockholders and the reasons for conducting such business at the 2005 Annual Meeting of Stockholders;

•	a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the Stockholder and any material interest of the Stockholder in such business; and

•	a representation that the stockholder intends to appear in person or by proxy at the 2005 Annual Meeting to bring such business before the meeting.

In order to be included in proxy materials for the Company’s 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal must be received by the Company by November 26, 2004. For a stockholder proposal submitted outside the procedures of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company’s Secretary not prior to January 13, 2005 or after February 12, 2005, provided that, in the event that the 2005 Annual Meeting of Stockholders is called for a date that is earlier than April 18, 2005 or later than June 7, 2005, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company’s notice of the date of the 2005 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Communications with Directors.    The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Company Secretary” at 21650 Oxnard Street, Woodland Hills, California 91367. In addition, it is Company policy that each of our directors attend the Annual Meeting. Nine of our directors were in attendance at the 2003 Annual Meeting.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Upon written request by any stockholder, the Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the Company’s most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written requests should be directed to David W. Olson, Senior Vice President of Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the 2004 Annual Meeting of Stockholders. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

HEALTH NET, INC.

AS AMENDED AND RESTATED ON MARCH 9, 2004

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Health Net, Inc. (“Health Net” or the “Company”) is to (a) assist the Board’s oversight of (i) the integrity of Health Net’s financial statements, (ii) Health Net’s compliance with legal and regulatory requirements, (iii) Health Net’s independent auditors’ qualifications and independence, and (iv) the performance of Health Net’s independent auditors and Health Net’s internal audit function and (b) prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in Health Net’s annual proxy statement.

Membership

The Committee shall consist of three or more members, all of whom shall be appointed by the Board after the Board’s review of the recommendations of Health Net’s Governance Committee (the “Governance Committee”) with respect thereto.

Each member of the Committee (a) must be financially literate, as such qualification is interpreted by the Board in its business judgment, (b) must be independent of Health Net management and Health Net’s independent auditors, in accordance with the standards that may be applicable to the Committee from time to time, including, but not limited to, the standards set forth in the New York Stock Exchange Listed Company Manual and any additional requirements that the Board deems appropriate, and (c) must otherwise be qualified to serve on the Committee pursuant to such standards. At least one member of the Committee must be determined by the Board, in the exercise of its business judgment, to have accounting or related financial management expertise.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in Health Net’s annual proxy statement.

Each member of the Committee shall be appointed to a one-year term, and may be re-appointed annually thereafter as deemed appropriate by the Board, after the Board’s review of the recommendations of the Governance Committee with respect thereto, so long as such member continues to meet the membership requirements. Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board. On an annual basis, one member of the Committee shall be designated as the Chairman of the Committee by the Board after the Board’s review of the recommendations of the Governance Committee with respect thereto.

Meetings

The Committee shall meet as often as it deems necessary to fulfill its responsibilities, but no less frequently than once every fiscal quarter. The presence of a majority of the existing members of the Committee at each meeting shall constitute a quorum. A majority of members, but not less than two, present and voting shall approve issues requiring a vote. Telephonic attendance by any member at a meeting is specifically authorized, provided that appropriate equipment is used in order that each member of the Committee can hear one another. Additionally, as necessary, the Committee may request that members of Health Net management, the Health Net corporate internal auditor and representatives of the independent auditor be present at Committee meetings. The Committee should meet separately on a periodic basis with Health Net’s (a) management, (b) person or persons responsible for internal audit and (c) independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention. Minutes of each Committee meeting are to be prepared by a person designated by the Committee and approved by the Committee members and a copy thereof provided to the Board.

Duties and Responsibilities

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Independent Auditors

1.	Be directly responsible for the appointment, compensation, retention, termination and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Health Net, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in Health Net’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);

2.	Review and, in its sole discretion, approve in advance Health Net’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between Health Net and such independent auditors (which approval should be made after receiving input from Health Net’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee or the Chairman of the Committee, and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting;

3.	Review the performance of Health Net’s independent auditors, including the lead partner of the independent auditors;

4.	Obtain at least annually from Health Net’s independent auditors and review a report describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits of the Company carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and Health Net (including a description of each category of services provided by the independent auditors to Health Net and a list of the fees billed for each such category);

5.	Evaluate the independence of Health Net’s independent auditors.

6.	Present to the Board its conclusions with respect to the matters referenced in the preceding paragraphs (3), (4) and (5).

7.	Establish clear hiring policies by Health Net for employees or former employees of Health Net’s independent auditors;

8.	Review and approve in advance any services provided by Health Net’s independent auditors to Health Net’s executive officers or members of their immediate family;

Oversight of Annual Audit and Quarterly Reviews

9.	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year; the Committee’s review and discussion should explore the independent auditors’ consideration and evaluation of factors relevant to determining the scope of audit activities, including:

(a)	specific risk characteristics of Health Net;

(b)	external reporting requirements;

(c)	the materiality of various segments of Health Net’s combined activities;

(d)	the quality of internal accounting, administrative and compliance controls;

(e)	the extent of the internal auditor’s involvement in the audit examination; and

(f)	other areas to be covered during the audit engagement;

10.	Review with management and Health Net’s independent auditors information which is required to be reported by the independent auditor under applicable SEC rules and regulations;

11.	Review with management and Health Net’s independent auditors the following:

(a)	Health Net’s annual audited financial statements and quarterly financial statements, including Health Net’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto, the review of which should include a determination that Health Net’s financial statements constitute a full and meaningful report to its stockholders and creditors;

(b)	significant transactions not a normal part of Health Net’s operations;

(c)	significant adjustments proposed or passed on by the independent auditors;

(d)	the process used by management in formulating particularly sensitive accounting estimates and the independent auditors’ conclusions regarding reasonableness of those estimates;

(e)	significant issues concerning litigation, contingencies, claims or assessments and all material accounting issues that require disclosure in the financial statements;

(f)	major issues regarding accounting principles and financial statements presentations, including any significant changes in Health Net’s selection or application of accounting principles;

(g)	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on Health Net’s financial statements;

(h)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Health Net;

(i)	the type and presentation of information to be included in Health Net’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by Health Net to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which Health Net may provide earnings guidance);

12.	Review and resolve all disagreements between Health Net’s independent auditors and management regarding financial reporting; and

13.	Review on a regular basis with Health Net’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

Oversight of the Financial Reporting Process and Internal Controls

14.	Review:

(a)	the adequacy and effectiveness of Health Net’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of Health Net’s internal audit function, through inquiry and discussions with Health Net’s independent auditors and management ;

(b)	the yearly report prepared by management, and attested to by Health Net’s independent auditors, assessing the effectiveness of Health Net’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in Health Net’s Annual Report on Form 10-K;

(c)	the Committee’s level of involvement and interaction with Health Net’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

(d)	the services provided by Health Net’s internal audit function, which review should consider (i) results of prior period corporate internal audit activities and any related follow-up actions, (ii) the status of ongoing internal audit projects and activities, (iii) the relationship between Health Net’s internal audit department and the independent auditors and (iv) management’s actions with respect to appointment, promotion and/or termination of Health Net’s lead internal auditor; and

(e)	the controls that management has established to protect the integrity of the quarterly reporting process, including the adequacy of management controls over expense reimbursement of the President and Chief Executive Officer and the chief operating officer;

15.	Discuss guidelines and policies governing the process by which senior management of Health Net and the relevant departments of Health Net, including the internal auditing department, assess and manage Health Net’s exposure to risk, as well as Health Net’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

16.	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign, or direct the President and Chief Executive Officer or chief financial officer to assign, additional internal audit projects to Health Net’s internal auditing department;

17.	Review with management Health Net’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

18.	Receive periodic reports from Health Net’s independent auditors, management and Health Net’s internal auditing department to assess the impact on Health Net of significant accounting or financial reporting developments that may have a bearing on Health Net;

19.	Review with management and the independent auditors instances where management has obtained “second opinions” on the independent audit or on accounting and financial reporting policies from other certified public accountants or other financial accounting advisors that must be reported under applicable disclosure rules;

20.	Discuss with the independent auditors the quality of Health Net’s financial and accounting personnel and any recommendations that the independent auditors may have (which discussion may cover, among other topics, improving internal financial controls, controls over accounting and financial compliance, the selection of accounting principles and management reporting systems);

21.	Review and monitor compliance with governmental laws, regulations and undertakings;

Miscellaneous

22.	Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (a) any matters that may have a material impact on the financial statements of Health Net and (b) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by Health Net or any of its directors, officers, employees or agents or breaches of fiduciary duty to Health Net;

23.	Prepare the report required by the rules of the SEC to be included in Health Net’s annual proxy statement;

24.	Review Health Net’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between Health Net and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by Health Net’s independent auditors;

25.

(a) Obtain reports regarding the performance of Health Net’s program to monitor compliance with Health Net’s Code of Business Conduct, (b) make all necessary inquiries of management, Health Net’s internal audit function and the independent auditors concerning established standards of conduct and performance, and deviations therefrom (which inquiries in respect of management other than the President and Chief Executive Officer shall be made through the President and Chief Executive Officer, and which inquiries in respect of the President and Chief Executive Officer shall be made through the Board), (c) review reports on final actions taken under the Code of Business Conduct and on types and categories of pending matters under the Code of Business Conduct and (d) meet periodically with Health Net’s Compliance Officer to discuss compliance with the Code of Business Conduct;

26.	Establish procedures for (a) the receipt, retention and treatment of complaints received by Health Net regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of Health Net of concerns regarding questionable accounting or auditing matters;

27.	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of Health Net or any of its subsidiaries, or reports made by Health Net’s chief executive officer or general counsel in relation thereto;

28.	As requested by the Board from time to time, review with management significant financial matters affecting Health Net, whether or not related to a review of the quarterly or annual financial statements (which reviews may include, among other things, discussion of such matters as Health Net’s interim operating results versus planned results, management’s plan regarding Health Net’s business combination strategies, regulatory audit results or Health Net’s capital financing alternatives);

29.	Review the audit results of audits conducted by governmental and regulatory agencies (e.g., IRS, DOC and DOI) and external auditors engaged for specific purposes;

30.	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of Health Net’s financial statements, Health Net’s compliance with legal or regulatory requirements, the performance and independence of Health Net’s independent auditors, or the performance of the internal audit function; and

31.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

Evaluation of the Committee and its Charter

The Committee shall, on an annual basis and in coordination with the Governance Committee, evaluate its performance with respect to the requirements set forth in this Charter. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

Investigations and Studies; Outside Advisors

The Committee may secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by Health Net.

Resources and Authority; Publication of Charter

The Committee shall be given the resources and authority necessary to carry out its duties and responsibilities as set forth in this Charter. The Company must provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (a) compensation to the independent auditor, (b) compensation to any advisers employed by the Company as set forth in the preceding paragraph and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Company shall make this Charter available on its website at www.health.net.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether Health Net’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of Health Net, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside Health Net from which it receives information and (b) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of the State of Delaware which shall continue to set the legal standard for the conduct of the members of the Committee.

APPENDIX B

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEALTH NET, INC.

Health Net, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Health Net, Inc. Health Net, Inc. was originally incorporated under the name HN Management Holdings, Inc., and its original certificate of incorporation was filed with the Delaware Secretary of State on June 7, 1990.

2. This Sixth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware.

3. The text of the certificate of incorporation of Health Net, Inc. is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is Health Net, Inc.

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Sixty Million (360,000,000) shares as follows: (a) Three Hundred Fifty Million (350,000,000) shares of Common Stock, $.001 par value per share ( “Common Stock”), and (b) Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share ( “Preferred Stock”).

SECTION 2. The designations, preferences, qualifications, privileges, limitations and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution the designations, preferences, qualifications, privileges, limitations, and restrictions relating to the classes of stock of the Corporation which are not fixed by this Certificate of Incorporation are as follows:

A.    COMMON STOCK

(1) Dividends. Subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors out of assets or funds of the Corporation legally available therefor.

(2) Voting.

(a) At every meeting of the stockholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

(b) The provisions of this Article IV of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the shares of Common Stock.

B.    SERIES A PARTICIPATING PREFERRED STOCK

(1) Designation and Amount.  The shares of a series of Preferred Stock shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 200,000. The par value of the Series A Junior Participating Preferred Stock shall be $.001 per share.

(2) Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock, if any, issued from time to time ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after July 31, 1996 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Divided Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share as such amount may be adjusted pursuant to the last sentence of the preceding paragraph on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(3) Voting Rights.  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph

(iii) of this Section 2(B)(3)(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (x)(ii) of this Section 2(B)(3) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of the Corporation’s Common Stock as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2(B)(2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 2(B)(4), purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares.  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(6) Liquidation, Dissolution or Winding Up.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7) Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8) No Redemption.  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

(9) Ranking.  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(10) Amendment.  The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

(11) Fractional Shares.  Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

C.    AUTHORITY TO PROVIDE FOR SERIES OF PREFERRED STOCK

The Board of Directors is authorized to provide, by resolution, for the issuance of one or more series of Preferred Stock out of the unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock or any shares of stock of any other class need not be identical to any other series of Preferred Stock or any other class. Before any shares of Preferred Stock of any series are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, the following provisions regarding such shares:

(i) The designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(ii) Whether the shares of such series shall have voting rights, and, if so, the terms of the voting right, which may be general or limited;

(iii) The dividends, if any, payable on the Series, whether any dividends shall be cumulative, and, if so, from what dates; the conditions and dates upon which the dividends shall be payable; the preference or relation which the dividends shall bear to the dividends payable on any shares of stock of any other series of Preferred Stock;

(iv) Whether the shares of the series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of the redemption;

(v) The amount or amounts payable upon shares of the series, and the rights of the holders of such series in the event of voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(vi) Whether the shares of the series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which such retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(vii) Whether the shares of the series shall be convertible into, or exchangeable for, shares of Common Stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation), and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(viii) The limitations and restrictions, if any, to be effective upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of the series or any other series of Preferred Stock or any other class of stock;

(x) The ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V

COMPOSITION OF BOARD OF DIRECTORS

AND STOCKHOLDER MEETINGS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty directors, the exact number of directors to be determined in accordance with the By-laws of the Corporation. Directors shall be elected for a one-year term at each annual meeting of stockholders, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

SECTION 2. Subject to the rights of holders of any series of Preferred Stock then outstanding or any other securities of the Corporation, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

SECTION 3. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation or of any other securities of the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation.

SECTION 4. Election of directors need not be by ballot unless the By-laws so provide.

SECTION 5. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the Board of Directors which would have been valid if that by-law had not been made.

SECTION 6. The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively referred to as a “Change”) the By-laws of the Corporation; provided that any Change of the By-laws must be approved either by (i) seventy-five percent (75%) of the authorized number of directors and, if one or more Interested Stockholder exists, by a majority of the directors who are Continuing Directors (as defined in Article VIII), or (ii) the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares of Voting Stock and, if the Change is proposed by or on behalf of an Interested Stockholder or a director affiliated with an Interested Stockholder, by the affirmative vote of the holders of a majority of the Disinterested Shares.

SECTION 7. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

SECTION 8. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, or by a majority of the members of the Board of Directors; provided, however, that where a proposal requiring stockholder approval is made by or on behalf of an Interested Stockholder or director affiliated with an Interested Stockholder, or where an Interested Stockholder otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval. Such special meeting may not be called by any other person or persons or in any other manner.

ARTICLE VI

INDEMNIFICATION

SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation, against expenses (including but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect. To the maximum extent permitted by law, the Corporation shall advance expenses (including attorneys’ fees) incurred by such person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 1 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

ARTICLE VII

LIABILITY FOR BREACH OF FIDUCIARY DUTY

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by the director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of a director occurring prior to such amendment.

ARTICLE VIII

BUSINESS COMBINATIONS

SECTION 1. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article VIII, a Business Combination (as defined below) with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate (as defined below) or Associate (as defined below) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by the Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

SECTION 2. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraph (a) or (b) are met, or in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as defined below), if the conditions specified in the following paragraph (a) are met:

(a) The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors.

(b) All of the following conditions shall have been met:

(i) The aggregate amount of cash and the Fair Market Value (as defined below), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock (as defined below) in such Business Combination shall be at least equal to the highest amount determined under clauses (A) and (B) below.

(A) (If applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, subdivision or reclassification with respect to the Common Stock; and

(B) The Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

(ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (A), (B) and (C) below:

(A) (If applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

(B) The Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

(C) (If applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this paragraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

(iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the

Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously issued by the Interested Stockholder.

(iv) After the Determination Date or prior to the consummation of such Business Combination, (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock) except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving the effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

(v) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

(vii) Such Interested Stockholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

SECTION 3. The following definitions shall apply with respect to this Article VIII:

(a) The term “Business Combination” shall mean:

(i) any merger or consolidation of the Corporation or any Subsidiary (as defined below) with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five percent (5%) of the stockholders’ equity (in the case of transactions in Capital Stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation’s By-laws or to this Certificate of Incorporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

(b) The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Certificate of Incorporation. The term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

(c) The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(d) The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or the Co-Presidents of the Corporation on January 28, 1994) who (i) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate (other than the Co-Presidents of the Corporation on January 28, 1994) of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(e) A person shall be a “beneficial owner” of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (e) of Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f) The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on January 28, 1994 (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

(g) The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (d) of this Section 3, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

(h) The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

(i) “Fair Market Value” means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(j) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(i) and (b)(ii) of Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

SECTION 4. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article VIII, on the basis of information known to them after reasonable inquiry, all questions arising under this Article VIII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Proposed Action (as defined below) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (v) whether the assets that are the subject of any Business Combination have or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregated Fair Market Value of Ten Million Dollars 10,000,000) or more and (vi) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

SECTION 5. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION 6. The fact that any Business Combination complies with the provisions of Section 2 of this Article VIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

SECTION 7. For purposes of this Article VIII, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article VIII (collectively, “Proposed Action”) is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

SECTION 8. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-law of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII; provided, however, that this Section 8 shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 3, paragraph (h), of this Article VIII.

ARTICLE IX

BOOKS AND RECORDS

The books and records of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE X

RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to Change (as defined in Article V) any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the Voting Stock (as defined in Article VIII), voting together as a single class, shall be required to Change Article V, Article VI, Article VII, Article VIII, or this Article X.

IN WITNESS WHEREOF, Health Net, Inc. has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by B. Curtis Westen, its Senior Vice President, General Counsel and Secretary, this     day of             , 2004.

HEALTH NET, INC.
a Delaware corporation

By:
B. Curtis Westen, Esq.
Senior Vice President, General Counsel and Secretary

Preliminary Copy

[FORM OF PROXY]

This Proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3 and in the discretion of the Proxies on any other business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 – J. Thomas Bouchard	☐	☐	04 – Patrick Foley	☐	☐	08 – Richard J. Stegemeier	☐	☐
02 – Thomas T. Farley	☐	☐	05 – Jay M. Gellert	☐	☐	09 – Bruce G. Willison	☐	☐
03 – Gale S. Fitzgerald	☐	☐	06 – Roger F. Greaves	☐	☐
			07 – Richard W. Hanselman	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals 2 and 3.

		For	Against	Abstain
2.	To adopt an amended and restated Certificate of Incorporation that eliminates the Company’s Class B Convertible Common Stock, $.001 par value per share, and refers to a single remaining class of Company common stock as “Common Stock” rather than “Class A Common Stock.”	☐	☐	☐

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants.	☐	☐	☐

4.	The Proxies are authorized to vote in their discretion upon such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 13, 2004 and the related Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

Please sign exactly as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
/ /

Proxy—Health Net, Inc.

21650 OXNARD STREET, WOODLAND HILLS, CALIFORNIA 91367

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF HEALTH NET, INC.

The undersigned does hereby appoint Jay M. Gellert and B. Curtis Westen as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Health Net, Inc. (the “Company”) held of record by the undersigned on March 19, 2004 at the annual meeting of stockholders (the “Annual Meeting”) to be held on May 13, 2004 or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

BELOW ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND ALL OTHER PROPOSALS OVER THE INTERNET. PLEASE CONSIDER VOTING OVER THE INTERNET, WHICH IS EASY AND CONVENIENT YOUR VOTE IS RECORDED AS IF YOU MAILED IN YOUR PROXY CARD.

THANK YOU FOR YOUR ATTENTION TO THESE MATTERS.

NOW YOU CAN VOTE YOUR SHARES VIA THE INTERNET!

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

To vote using the Internet

•	Go to the following web site:

                WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote using the Internet, DO NOT mail back the proxy card unless you wish to change your vote.

Note: Internet voting is only available until 1:00 a.m. (Central daylight time) on Thursday, May 13, 2004.

THANK YOU FOR VOTING!